3.3

Share Sale and Purchase Agreement
Each person listed in section 1 of Schedule 1
Challenge Pumps Holdings Pty Ltd (ABN 54 141 441 376)
Franklin Electric (Australia) Pty Ltd (ABN 32 055 492 647)
Franklin Electric Co., Inc.

corrs.com.au

Corrs Chambers Westgarth
Contents

1 Interpretation 1
1.1    Terms defined in this document    1
1.2    Additional definitions in Schedules    24
1.3    Construction    24
1.4    Headings    25
1.5    Rights and liabilities of the Sellers    25
1.6    Awareness    25
1.7    Delivery of USB drive device    26

2 Sellers' Representative 26
2.1    Appointment    26
2.2    Reliance    26
2.3    Change of Sellers' Representative    26

3 Sale and purchase of Sale Shares 27
3.1    Sale and purchase    27
3.2    Transfer of rights    27
3.3    Waiver of pre-emptive rights    27
3.4    Waiver of rights under the trust deeds    27
3.5    Waiver of rights under the Shareholders' Agreement    27
3.6    Purchase obligations interdependent    27

4 Purchase Price 28
4.1    Base Purchase Price    28
4.2    Purchase Price    28
4.3    Completion Accounts    28
4.4    Payment of the Adjustment Amount    28
4.5    Earn-Out payment    28
4.6    Escrow    30

5 Hold Back 32
5.1    Establishment of Hold Back Ledger    32
5.2    Payments in respect of Resolved Relevant Party Claims before Hold Back End Date    32
5.3    Interest on Hold Back Balance    32

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5.4    No Unresolved Relevant Party Claims on Hold Back End Date    32
5.5    Unresolved Relevant Party Claims on Hold Back End Date    32
5.6    No limitation on rights to recover    33

6 Conditions to Completion 33
6.1    Conditions    33
6.2    Obligations of parties in relation to Conditions    34
6.3    Notice    34
6.4    Waiver    34
6.5    Termination by Buyer    35
6.6    Termination by Sellers    35
6.7    No other right to terminate or rescind    35

7 Conduct of the Business until Completion 35
7.1    Other discussions    35
7.2    Conduct    36
7.3    Permitted acts    39

8 Third Party Consents 40
8.1    Obligations until Completion    40
8.2    Obligations after Completion    40
8.3    Consequences if Third Party Consent not received at or before Completion    40

9 Guarantees, debts and receivables 40
9.1    Sellers' Guarantees    40
9.2    Group Company Guarantees    41
9.3    Related Party Receivables    41
9.4    Related Party Debts    41
9.5    Net settlement through funds flow    41

10 Notifications before Completion 42
10.1    Notifications by Buyer    42
10.2    Notifications by Sellers    42

11 Access by the Buyer 44
12 Completion 45
12.1    Date, time and place    45
12.2    Obligations at Completion    45

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12.3    Interdependence of obligations    45
12.4    Notice to Complete    45
12.5    Specific performance    46
12.6    Title and risk    46

13 Power of attorney 46
14 Non-disparagement 47
15 Access to records after Completion 47
15.1    Access to the Business Records by the Sellers    47
15.2    Access to records of the Sellers    48

16 Run Off Insurance 48
16.1    D&O Run Off Policy and PI Run Off Policy    48

17 Restraint 49
17.1    Terms used in this clause    49
17.2    Non-competition    49
17.3    Exceptions    50
17.4    Independence of separate restraints    50
17.5    Severance    50
17.6    Acknowledgement    51
17.7    Damages not an adequate remedy    51
17.8    Benefits non-assignable    51

18 Employees 51
18.1    Post-Completion indemnities    51
18.2    Termination costs    52

19 Warranties 52
19.1    Sellers' Warranties    52

20 Buyer’s Warranties 52
20.1    Buyer’s Warranties    52
20.2    Construed independently    53
20.3    Reliance    53
20.4    Survival    53
20.5    Indemnity for breach of Buyer Warranties    53

21 Tax 53

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21.1    Pre Completion Returns and Straddle Returns    53
21.2    Objections to Pre Completion Returns or the Straddle Returns    54
21.3    Pre Completion Tax Events    55
21.4    Tax indemnity    56
21.5    Foreign resident capital gains withholding    58

22 Guarantee by Buyer’s Guarantor 58
22.1    Consideration    58
22.2    Guarantee and indemnity    58
22.3    Extent of guarantee and indemnity    58
22.4    Principal and independent obligation    59
22.5    Continuing guarantee and indemnity    59
22.6    Currency    59
22.7    Suspension of Buyer’s Guarantor’s rights    59
22.8    Reinstatement of rights of Sellers    59
22.9    Insolvency of Buyer    60
22.10    Buyer’s Guarantor Warranties    60
22.11    Limitations on Buyer's Guarantor liability    61

23 Payments and default interest 61
23.1    Payment directions    61
23.2    Method of payment    61
23.3    Time for notices    62
23.4    Default interest    62
23.5    Effect of payments    62
23.6    Tax effects    62

24 Confidentiality 63
24.1    Agreed announcement    63
24.2    No use or disclosure of Confidential Information    63
24.3    No disclosure    64
24.4    Permitted disclosure    64
24.5    PPSA confidentiality and waiver    65

25 Termination 65
25.1    Termination by the Sellers    65
25.2    Termination by the Buyer    65

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25.3    Effect of termination    65

26 Notices 66
26.1    General    66
26.2    How to give a Notice    66
26.3    Particulars for delivery of Notices    66
26.4    When Notice taken to be received    67
26.5    After hours Notices    67
26.6    Notices sent by more than one method of communication    67
26.7    Process service    67

27 GST 68
27.1    Construction    68
27.2    Consideration GST-exclusive    68
27.3    Payment of GST    68
27.4    Timing of GST payment    68
27.5    Tax invoice    68
27.6    Adjustment event    68
27.7    Reimbursements    69
27.8    No merger    69

28 General 69
28.1    Duty    69
28.2    Costs    69
28.3    Amendment    69
28.4    Waiver and exercise of rights    69
28.5    Rights cumulative    70
28.6    Consents    70
28.7    Further steps    70
28.8    Governing law and jurisdiction    70
28.9    Assignment    70
28.10    Liability    70
28.11    Counterparts    71
28.12    Effect of execution    71
28.13    Entire understanding    71
28.14    Relationship of parties    71

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28.15    Indemnities    71
28.16    Withholding    71
28.17    Continuing rights and obligations    72
28.18    Severance    72
28.19    Group Companies    72
28.20    Electronic signature    72
28.21    Electronic exchange    72

Schedule 1 – The Sellers, the Company and the Subsidiaries 73
Schedule 2 – Completion Purchase Price, Adjustment Amount and Earn-Out Amount 75
Schedule 3 – Completion Accounts and Completion Report 79
Schedule 4 – Reference Balance Sheet 85
Schedule 5 – Determinations, provision of documents and submissions 86
Schedule 6 – Completion obligations 88
Schedule 7 – Sellers’ Warranty mechanics 93
Schedule 8 – Sellers’ Warranties 105
Schedule 9 – Properties 127
Schedule 10 – Intellectual Property 128
Schedule 11 – Material Contracts 131
Schedule 12 – Relevant Party 132
Schedule 13 – Particulars for delivery of Notices 133
Execution 135
Annexure A – Data Room index 138
Annexure B – Disclosure Letter 139

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Date                2026
Parties
1Each person listed in section 1 of Schedule 1
2Challenge Pumps Holdings Pty Ltd (ACN 141 441 376) of 50 Angelo Street South Perth WA 6151 (Company)
3Franklin Electric (Australia) Pty Ltd (ABN 32 055 492 647) of 106-110 Micro Circuit Dandenong South VIC 3175 (Buyer)
4Franklin Electric Co., Inc. of 9255 Coverdale Road, Fort Wayne, Indiana, USA (Buyer's Guarantor)
Background
AEach Seller owns those Sale Shares specified opposite the name of that Seller in the second column of section 2 of Schedule 1, which comprise all the issued securities in the capital of the Company.
BEach Seller has agreed to sell, and the Buyer has agreed to buy, those Sale Shares specified opposite the name of that Seller in the second column of section 2 of Schedule 1 on the terms set out in this document.
Agreed terms

1Interpretation
1.Terms defined in this document
In this document these terms have the following meanings:

Accounting Expert
An appropriately qualified individual agreed by the Buyer and the Sellers' Representative in writing that is a partner of Deloitte, Ernst & Young, PricewaterhouseCoopers or KPMG and is a chartered accountant in Australia.

Accounting Policies	The principles and policies used in the preparation of the Year End Accounts.
Accounting Standards
At any time:
(a)the requirements of the Corporations Act about the preparation and contents of financial reports;
(b)the accounting standards approved under the Corporations Act; and
(c)generally accepted accounting principles, policies, practices and procedures in Australia to the extent not inconsistent with the accounting standards described in paragraph (b).

Actual Net Cash Amount	The meaning given in section 4.4 of Schedule 2.

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Actual Working Capital Amount	The meaning given in section 3.3(b) of Schedule 2.
Adjustment Amount
Means an amount equal to the sum of:
(a)the Working Capital Adjustment Amount; plus
(b)the Net Cash Adjustment Amount,
(c)which may be a positive or negative amount or zero, as set out in the Completion Report which is finally agreed or determined in accordance with section 3.1 of Schedule 3.

Adjustment Date
The earliest of the dates on which the Completion Accounts and Completion Report are:
(a)accepted by the Buyer, including under section 6.4 of Schedule 3;
(b)agreed under section 6.3 of Schedule 3; or
(c)determined under Schedule 3.

APPs	The Australian Privacy Principles made under the Privacy Act, and APP means any one of those Australian Privacy Principles (as the context requires).
ASIC	The Australian Securities and Investments Commission.
Assets
Each of the following:
(a)the Business Records;
(b)the Business Data;
(c)the Business Intellectual Property;
(d)the Plant and Equipment owned by a Group Company;
(e)the Trading Stock;
(f)the Subsidiary Shares; and
(g)all other assets owned or held by a Group Company or exclusively used in the Business, including any assets held under any financing or operating lease.

Auditor	BDO Audit Pty Ltd (ABN 33 134 022 870).
Authorisation
Includes an authorisation, registration, consent, accreditation, certification, agreement, notice of non-objection, certificate, licence, permission, approval, permit or declaration or exemption from, by or with a Government Agency.

Base Net Sales	In respect of the Measurement Period, the amount set out in the table in section 5 of Schedule 2.
Base Purchase Price	The meaning given in clause 4.1.
Business
The business carried on by the Group Companies as at the date of this document, being the provision of dewatering solutions and associated aftermarket service offering of pump repairs and spare parts to the mining industry.

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Business Data
Each of the following:
(a)all data and information (whether or not Confidential Information) relating to the Group Companies and the Business including data relating to operations, facilities, customers, personnel, assets, products, sales, transactions, security, events, configurations, environments, users and systems, in whatever form;
(b)all Confidential Information of the Group Companies;
(c)all data and information contained in the Business Records; and
(d)all other data and information contained on the IT System,
(e)including any:
(f)Personal Information collected or held by the Group Companies;
(g)database in which such data or information is contained;
(h)documentation or records related to such data or information; or
(i)results of the use or manipulation of such data or information.

Business Day	A day which is not a Saturday, Sunday or bank or public holiday in Perth, Australia, Sydney, Australia and Indiana, United States of America.
Business Intellectual Property
Each of the following:
(a)the trade marks described in section 1 of Schedule 10;
(b)the patents/patent applications described in section 2 of Schedule 10, and any patents or patent applications (anywhere in the world) that claim priority from:
(i)those described patents or patent applications;
(ii)the applications upon which the described patents were granted, and/or
(iii)the applications from which any of the described patents/patent applications claim priority;
(c)the Know-how owned by the Group Companies which is required for the operation of the Business (whether or not in writing or recorded in any form) including any copyright in such Know-how;
(d)the Domain Names, Domain Name Registrations and copyright in the content of the websites to which the Domain Names relate;
(e)the Intellectual Property Rights in the Business Records; and
(f)all other Intellectual Property Rights any Group Company uses, owns or licenses and is required for the operation of the Business.

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Business Records
All originals and copies of all books, files, reports, records, manuals, correspondence, documents, data, programmes, Software and other material (in whatever form stored), created by, owned by, or used by a Group Company including all:
(a)minute books, statutory books and registers, books of account, other record books, and copies of taxation and other returns (and related correspondence);
(b)title deeds and other documents of title;
(c)price lists, pricing models and sales and marketing materials;
(d)Authorisations;
(e)sales literature, market research reports, brochures and other promotional material;
(f)sales and purchasing records;
(g)lists of all regular suppliers and customers;
(h)trading and financial records including asset registers, management accounts, budgets, ledgers, journals and books of account;
(i)contracts;
(j)employee records, including those required to be kept under the Fair Work Act 2009 (Cth) and the Fair Work Regulations 2009 (Cth); and
(k)insurance policies and certificates of currency of insurance held by the Group Companies.

Buyer Escrow Claim Amount
The Buyer's good faith, reasonable estimate of the amount of Loss it has suffered or may suffer in respect of a Claim or Tax Claim, as notified to the Sellers' Representative in accordance with Schedule 7.

Buyer Group	The Buyer and the other Buyer Group Members.
Buyer Group Member	The Buyer and each Related Body Corporate of the Buyer and after Completion includes each Group Company.
Buyer Warranties	Means the warranties and representations of the Buyer set out in clause 20.1.
Cash Items or CI	The meaning given in section 8 of Schedule 3.
Challenge Product
Means any product sold by a Group Company as part of the Business prior to Completion and any replacement, successor or modified version of such product, but excludes any product sold by a Buyer Group Member prior to Completion that was not also sold by a Group Company as part of the Business prior to Completion.

Claim
Any allegation, debt, cause of action, liability (whether actual, contingent or prospective), claim, demand, proceeding, suit, investigation or audit of any nature and whether present or future, fixed or unascertained, actual or contingent, arising at law, in equity, under statute or otherwise.

Collective Sellers' Warranties	The Sellers' Warranties which are not Individual Sellers' Warranties.

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Completion	Settlement of the sale and purchase of the Sale Shares in accordance with clause 12 and Complete has a corresponding meaning.
Completion Accounts
Each of the following:
(a)the consolidated balance sheet of the Company as at Completion;
(b)the consolidated statement of cash flows for the Company for the year ended on the Completion Date; and
(c)the consolidated profit and loss account for the Company for the year ended on the Completion Date.

Completion Date	The date on which Completion occurs.
Completion Debt	The meaning given in clause 10.2(a).
Completion Debt Amount	The meaning given in clause 10.2(a)(ii)(D).
Completion Notice	The meaning given to it in clause 10.2(g).
Completion Payment	Means an amount equal to: (a)the Completion Purchase Price; minus (b)the initial Hold Back Amount (as set out in the definition of Hold Back Amount); minus (c)the Escrow Amount.
Completion Purchase Price	Means an amount equal to the sum of: (a)the Base Purchase Price; plus (b)the Estimated Adjustment Amount.
Completion Related Party Debt	The meaning given in clause 10.2(b).
Completion Related Party Debt Amount	The meaning given in clause 10.2(b)(ii)(D).
Completion Related Party Receivable	The meaning given in clause 10.2(c).
Completion Report	The meaning given in section 3.1 of Schedule 3.
Completion Time	The time immediately before Completion occurs.
Condition	Each condition set out in clause 6.1.
Confidentiality Deed	The confidentiality deed dated 7 February 2026 between the Company and the Buyer’s Guarantor.

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Continuing Indebtedness
(a)The following Indebtedness of a Group Company:
(a)Indebtedness owing between each Group Company;
(b)Indebtedness incurred in the ordinary course of trading in respect of:
(i)any trade payables;
(ii)credit cards or credit card facilities used in relation to the Business; and
(iii)any asset leasing arrangements in relation to assets used in the Business; and
(c)any other Indebtedness which the Buyer and the Sellers agree in writing is Continuing Indebtedness.

Confidential Information
(a)All:
(a)information relating to the operations or affairs of any Group Company including all financial or accounting information, all customer names and lists, terms and conditions of supply, sales records, marketing analysis and research and reports and other marketing information;
(b)Know-how, operating procedures, processes, systems, procedures, databases, manuals and other scientific, technical and product information; and
(c)other information:
(i)treated by any Group Company as confidential;
(ii)which is capable of being protected at law or equity as confidential information;
(iii)in respect of which any Group Company owes a duty of confidence to a third party; or
(iv)the disclosure of which might cause loss or damage to or otherwise adversely affect any Group Company, in whatever form and in each case including information that has been disclosed by the Sellers or any Group Company or their respective Representatives under the terms of a confidentiality agreement.

Consolidated Group	A 'consolidated group' or a 'MEC group' as those terms are defined in section 995-1 of the ITAA 1997.
Contamination	The presence of a Hazardous Substance in the land, water or air that may pose a risk of harm to human health or the Environment.
Contract	A contract, agreement, arrangement or commitment entered into by a Group Company before Completion which is not fully performed as at Completion.
Control	The meaning given in section 50AA of the Corporations Act.
Controller	The meaning given in the Corporations Act.
Corporations Act	The Corporations Act 2001 (Cth).

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Data Room
The electronic data room named ‘Project Jam’ hosted by Ansarada at https://dataroom.ansarada.com/_mvc/v5kn7t6cva4e%7C215661/10355060/spa/documents and used by the parties for the purpose of containing and accessing the Data Room Documentation.

Data Room Closing Date	5:00pm (Sydney time) on the date which is 1 Business Day prior to the date of this document.
Data Room Documentation
All:
(a)written information and materials contained in the Data Room as at the Data Room Closing Date; and
(b)the written questions raised by the Buyer (and its Representatives) in the due diligence process via the Data Room and the written responses given by or on behalf of the Sellers in the Q&A process provided via the Data Room as at the Data Room Closing Date, and which are listed in the Data Room index as set out in Annexure A.

Debt Items or DI	The meaning given in section 8 of Schedule 3.
Deemed Challenge Net Sales
Means, in respect of each Challenge Product sold during the Measurement Period by a Buyer Group Member (other than a Group Company) to a third-party customer, the aggregate revenue from such sales, calculated on the same basis as Net Sales and the full arm’s length revenue (being the price at which such good or service would have been sold directly by a Group Company to the customer), irrespective of:
(a)the fact that any such sale or distribution is made by one or more Buyer Group Members; and
(b)any intercompany pricing or transfer-pricing arrangements applicable to any such sale.

Disclosure Letter	A letter from the Sellers to the Buyer dated the same date as this document which contains disclosures in respect of the Sellers' Warranties, a copy of which is attached as Annexure B.
D&O Run Off Policy
Directors’ and officers’ liability run off insurance cover obtained, in accordance with clause 16.1(a), in relation to the current Management Liability policy in force as at the date of this document (being policy 9641351PVE for the period 31 October 2025 to 31 October 2026), or any renewal of such policy as contemplated in clause 16.1(a).

Disclosure Material	All: (a)Data Room Documentation; (b)information contained in this document; and (c)information contained in the Disclosure Letter.
Dispute Notice	The meaning given in clause 21.2(a) or section 6.1 of Schedule 3 (as applicable).
Disputed Matters	The meaning given in clause 21.2(a) or section 6.1 of Schedule 3 (as applicable).
Domain Name	Each internet domain name described in section 3 of Schedule 10.

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Domain Name Registration	Each registration for each of the Domain Names and for any other internet domain name registered to a Group Company or used in connection with the Business.
Duty
Any:
(a)stamp, landholder, land rich, transaction or registration duty or similar charge or impost that is assessed, levied, imposed or collected by any Government Agency; and
(b)interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any of the above.

Earn-Out Amount	The amount (if any) calculated in accordance with clause 4.5, being an amount of up to $20,000,000.
Earn-Out Payment Date	The date falling 10 Business Days after the Earn-Out Statement is accepted, agreed or determined in accordance with clause 4.5.
Earn-Out Statement	The statement delivered by the Buyer to the Sellers’ Representative under clause 4.5(a) setting out the Buyer’s calculation of Net Sales and the Earn-Out Amount in accordance with Schedule 2.
EBITDA
The underlying consolidated earnings of the Group Companies before interest, tax, depreciation and amortisation (calculated in accordance with the accounting policies, principles, practices and methodologies applied by the Group in its most recent reported annual financial results) as adjusted by excluding non trading items including adjustments arising from or attributable to one off, non recurring or extraordinary items.

Encumbrance	Any: (a)interest in or right over property and anything which would at any time prevent, restrict or delay the registration of any interest in or dealing with property; and (b)Security Interest.
Engaged Person	Any person who is a present director, other officer or employee of a Group Company.
Environment
All aspects of the surroundings of humans, whether affecting any human as an individual or in his or her social groupings, including:
(a)the physical characteristics of those surroundings, such as the land, water, atmosphere, climate, sound, odours, tastes;
(b)the biological characteristics of those surroundings, such as the animals, plants and other forms of life;
(c)human made or modified structures and areas; and
(d)the social and aesthetic characteristics of those surroundings, such as their appearance, noises, smells, sounds, tastes and textures.

Environmental Law
Any law, whether statute (including regulations and policies enforceable by statute) or common law (including the laws of negligence and nuisance) relating to the Environment, or any statute or common law relating to Contamination, pollution, Hazardous Substances, planning, land use and development.

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Enterprise Agreement	Has the meaning given in section 12 of the Fair Work Act 2009 (Cth).
Escrow Account
Means the interest bearing trust account established and maintained by the Escrow Agent as trustee for the Sellers and the Buyer in accordance with the Escrow Agreement for the purpose of holding the Escrow Amount.

Escrow Agent	Perpetual Corporate Trust Limited, or such other reputable professional escrow agent as agreed by the Buyer and the Sellers’ Representative in writing.
Escrow Agreement
Means the escrow agreement to be entered into between the Buyer, the Sellers and the Escrow Agent in respect of the escrow arrangements contemplated by clause 4.6, in a form agreed between the Buyer and the Sellers (each acting reasonably).

Escrow Amount
Means:
(a)as at Completion, $12,950,000; and
(b)thereafter, the amount remaining in the Escrow Account from time to time, including the Earn-Out Amount paid into the Escrow Account in accordance with clause 4.5(b) and any interest credited to the Escrow Account.

Escrow Expiry Date	Means the later of: (a)the first Business Day after the date that is 24 months after the Completion Date; and (b)the date contemplated by clause 4.6(f)(iii).
Escrow Period
Means the period commencing on the Completion Date and ending on the earlier of:
(a)the Escrow Expiry Date; and
(b)the date on which the entire Escrow Amount has been released from the Escrow Account in accordance with clause 4.6.

Estimated Adjustment Amount
Means an amount equal to the sum of:
(a)the Estimated Working Capital Adjustment Amount; plus
(b)the Estimated Net Cash Amount,
(c)which may be a positive or negative amount or zero, calculated in accordance with section 3.1 of Schedule 2.

Estimated Net Cash Amount	Means the estimate of the Net Cash Amount, as prepared and provided by the Sellers’ Representative under clause 10.2(g), and which must be calculated in accordance with section 4.3 of Schedule 2.
Estimated Working Capital Adjustment Amount	Means an amount equal to the sum of: (a)the Estimated Working Capital Amount; minus (b)the Target Working Capital Amount, (c)which may be a positive or negative amount or zero.

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Estimated Working Capital Amount
Means the estimate of the Working Capital Amount, as prepared and provided by the Sellers’ Representative under clause 10.2(g), and which must be calculated in accordance with section 3.3(a) of Schedule 2.

Execution Date	The date on which the last of the parties executes this document.
Expert	In the case of: (a)a dispute under section 6 of Schedule 3 or clause 4.5, the Accounting Expert; or (b)a dispute under clause 21.2, the Tax Expert.
External Administrator	A liquidator, provisional liquidator, Controller or administrator.
Fairly Disclosed
Disclosed in reasonably sufficient detail, so as to enable a prudent buyer, experienced in transactions of the nature of the sale of the Sale Shares, to be aware of, identify or otherwise assess or determine the substance and significance of the fact, matter or circumstance so disclosed (but not necessarily the financial impact).

FY26 Audited Accounts	The meaning given in clause 6.1(a).
Government Agency
Any government, whether federal, state, territorial, local or foreign, including any administrative or judicial body, department, commission, authority, instrumentality, tribunal, regulator, agency or entity of any such government.

Group	The Company and each Subsidiary, and Group Company means any one of them.
Group Company Guarantee	Any Guarantee provided by any Group Company in relation to the obligations of any Seller.
GST	The meaning given in the GST Law.
GST-exclusive Consideration	The meaning given in clause 27.2.
GST Group	The meaning given in the GST Law.
GST Law
The meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Guarantee
Any guarantee, bond, security deposit, letter of credit or suretyship or any other obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of, obligation of, liability of or the insolvency of any other person.

Hazardous Substance
Any substance, gas, liquid, chemical, mineral, material, pollutant or contaminant which:
(a)is harmful to the Environment, may cause pollution, contamination or any hazard, may increase toxicity in the Environment, or may lead to, discharge or otherwise cause damage to any person, property or the Environment; or
(b)is controlled, prohibited or regulated from time to time by any Environmental Law.

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Hold Back Amount	Means initially an amount equal to $500,000 which is to be retained by the Buyer and where such amount is to be dealt with in accordance with clause 5.
Hold Back Balance	Means the balance of the Hold Back Amount as indicated in the Hold Back Ledger from time to time.
Hold Back End Date	Means the date which is 18 months after the Completion Date.
Hold Back Ledger	Has the meaning given in clause 5.1.
Indebtedness
Any indebtedness owed by a Group Company to a third party (without double counting) as at Completion in respect of:
(a)interest and non-interest bearing loans and other financing liabilities or obligations, including overdraft facilities, invoice discounting facilities and any other liabilities in the nature of borrowed money (whether secured or unsecured) or having the commercial effect of a borrowing;
(b)any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;
(c)amounts raised or payment obligations pursuant to any note purchase facility or the issue of bonds, debentures, loan stock, notes or any similar instrument;
(d)any outstanding deferred consideration payable but which remains unpaid in connection with any historical purchase or acquisition completed by a Group Company;
(e)payment obligations in relation to any leasing, hire purchase or similar arrangement which would, in accordance with the Accounting Standards, be treated as a balance sheet liability other than right-of-use lease liabilities under AASB 16;
(f)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(g)any redeemable shares issued by a Group Company where the holder has the right, or the right in certain conditions to require redemption;
(h)dividends or other distributions of the Company (other than a Permitted Dividend) which are declared or accrued but unpaid;
(i)outstanding obligations under any derivatives, options, swaps and other hedging agreements, arrangements or transactions that a Group Company has entered into in connection with protection against or benefit from fluctuation in any rate or price (valued at the marked to market value or, if any actual amount is due as a result of the termination or close-out of any such agreement, arrangement or transaction, that amount), including any close-out amount payable in connection with the Transaction under or in connection with such agreements, arrangements or transactions;
(j)any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;
(k)the amount of any liability in respect of any guarantee or indemnity given by a Group Company for any of the items referred to in paragraphs (a) to (j) above;
(l)interest accrued on any of the foregoing and all fees, expenses and penalties required to be paid to discharge such indebtedness; and
(m)any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing, but excluding:
(i)Transaction Costs Amount; and
(ii)Related Party Debts.

Indemnified Entities	The meaning given in clause 21.4(a).

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Share Sale and Purchase Agreement

Individual Sellers' Warranties
Each of the following Sellers' Warranties included in:
(a)section 1 of Schedule 8;
(b)section 2 of Schedule 8;
(c)section 3 of Schedule 8;
(d)section 5.1 of Schedule 8;
(e)section 5.2 of Schedule 8 in relation to the Sale Shares; and
(f)section 5.3(c) of Schedule 8 in relation to the Sale Shares.

Insolvency Event
(a)Means:
(a)in respect of a corporation, one or more of the following events has occurred:
(i)a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the corporation;
(ii)an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of reconstruction or amalgamation) of the corporation;
(iii)the corporation is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts;
(iv)the corporation goes, or proposes to go, into liquidation;
(v)the corporation:
(A)receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or
(B)applies for deregistration under section 601AA of the Corporations Act;
(vi)the holder of an Encumbrance takes possession, or is entitled to take possession, of the whole or substantial part of the undertaking or property of the corporation;
(vii)a writ of execution is issued against the corporation or any of the corporation's assets;
(viii)the corporation proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them;
(ix)the corporation is declared or taken under applicable law to be insolvent or the corporation's board of directors resolve that it is, or is likely to become insolvent; or
(x)any event under any law which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a)(i) to (a)(ix); or
(b)in respect of an individual, one or more of the following events has occurred:
(i)the person has a bankruptcy notice issued to them;
(ii)a receiver or a trustee for creditors or in bankruptcy is appointed to any of the person’s property;
(iii)a garnishee notice is issued concerning any money that the person is said to be owed;
(iv)the person proposes or enters into an arrangement or composition with, or an assignment for the benefit of, any of the person’s creditors;
(v)the person stops or suspends, or threatens to stop or suspend, the payment of all or a class of its debts or the conduct of all or a substantial part of its business;
(vi)the person is unable to pay all of the person’s debts as they fall due or is presumed to be insolvent under any applicable law;
(vii)the person becomes an ‘insolvent under administration’ as defined in section 9 of the Corporations Act; or
(viii)anything having a substantially similar effect to any of the events specified in paragraphs (b)(i) to (b)(vii) of this definition happens to the person under the law of any jurisdiction.

Insurance Contract	Any insurance contract taken out by a Group Company.
Insurances	The meaning given in section 22.2 of Schedule 8.
Insured Officers	The retiring and former directors, officers, and other individuals who are insured under each Group Company’s directors’ and officers’ insurance policy which is in force or expiring as at Completion.
Intellectual Property Licence
Any agreement, arrangement, contract, licence, covenant, deed or other instrument under which a Group Company acquired the right to use any Intellectual Property Rights owned by another person or any trade secrets, Know-how, operating procedure, technical information or other Confidential Information of a person.

Intellectual Property Rights
All intellectual property rights, whether registered or unregistered, and related rights, including:
(a)trade marks, business names, trade names, logos, branding and associated get-up, designs, patents, inventions, discoveries, Know-how, trade secrets, rights in circuit layouts, copyright and analogous rights, whether conferred by statute, common law or equity, and any right to apply for registration of any of the foregoing rights; and
(b)all other intellectual property rights as defined in Article 2 of the convention establishing the World Intellectual Property Organisation of 14 July 1967 as amended from time to time.

ITAA 1936	The Income Tax Assessment Act 1936 (Cth).
ITAA 1997	The Income Tax Assessment Act 1997 (Cth).

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Share Sale and Purchase Agreement

IT System	All computer hardware, network and telecommunications equipment and systems, Software and associated services used in connection with the Business.
Know-how
All know-how (including proprietary know-how and use and application know-how), formulae, processes, trade secrets, operating instructions, quality assurance procedures, total quality management documentation, technical information, safety information, research records, marketing information and similar data and all derivatives of such material and improvements to such material relating to the Business.

Lease	A lease, sublease, tenancy or other occupancy right in relation to a Leased Property.
Leased Property	Each property described in section 2 of Schedule 9.
Loss
All losses, costs, charges, damages, expenses and other liabilities arising out of or in connection with a fact, matter or circumstance, including all legal and other professional expenses incurred in connection with investigating, disputing, defending or settling any Claim, or proceeding relating to that fact, matter or circumstance.

Management Accounts
The unaudited:
(a)balance sheets of the Group Companies; and
(b)profit and loss statements for the Group Companies,
(c)in each case for the current financial year up to the Management Accounts Date, copies of which have been provided to the Buyer and included in the Data Room Documentation.

Management Accounts Date	30 September 2026, or such later date as the Buyer and the Sellers’ Representative agree in writing.

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Share Sale and Purchase Agreement

Material Adverse Change
Any change, event, occurrence, fact, condition, circumstance, development, matter, effect or other matter that occurs:
(a)after the Execution Date but before Completion; or
(b)prior to the Execution Date (but is only discovered, announced, disclosed or otherwise becomes known to the Buyer after the Execution Date) (Event), that has or may reasonably be expected to (whether individually or when aggregated with all such Events) materially and adversely affect the business, assets, condition (whether financial, trading or otherwise) or operations of the Group Companies, taken as a whole, including a decrease to the annual EBITDA of the Group Companies taken as a whole of 15% or more as compared with the 12 month period ending on 30 June 2026, as disclosed in the Disclosure Material, determined after excluding the impact of any Event to the extent recovered, or reasonably expected to be recoverable (provided that the relevant insurer has confirmed this in writing), under the Group Companies’ insurance policies or insurance policies applicable to the Group Companies and, in each case, excluding any Event to the extent arising out of, resulting from, or attributable to:
(i)a matter that was Fairly Disclosed in the Disclosure Material;
(ii)any action required to be undertaken by a Group Company in connection with a Transaction Document;
(iii)any matter that occurs (or does not occur) at the written request of, or with the prior written consent of, the Buyer; or
(iv)any matter that is the result of:
(A)changes in general industry conditions in which the Group Companies operate, macroeconomic conditions, financial or economic conditions (including changes in, or disruption to, debt, credit, capital or banking markets), political conditions or securities markets in general;
(B)changes in applicable Accounting Standards, laws or regulations;
(C)natural disasters, pandemics, epidemics, disease outbreaks, weather events, acts of terrorism or war (whether or not declared) or major hostilities; or
(D)any failure of the Group Companies to meet any internal or external forecasts, projections, budgets or estimates of revenue or earnings for any period (provided that the underlying facts and circumstances giving rise to such failure may be taken into account in determining whether or not a Material Adverse Change has occurred, to the extent those facts and circumstances are not otherwise excluded by this definition),
(v)except where such changes or events have a disproportionately greater effect on the Group Companies relative to other persons providing substantially similar services as the Business in Australia.

Material Contract	(a)A Contract listed in Schedule 11.
Measurement Period	The 12 month period ending on the date set out in the table in section 5 of Schedule 2.
Modern Award	The meaning given in section 12 of the Fair Work Act 2009 (Cth).
Net Cash Adjustment Amount
Means an amount equal to the sum of:
(a)the Actual Net Cash Amount; minus
(b)the Estimated Net Cash Amount,
(c)which may be a positive or negative amount or zero, as calculated in accordance with section 4.1 of Schedule 2.

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Share Sale and Purchase Agreement

Net Cash Amount	The meaning given in section 4.2 of Schedule 2.
Net Sales
Total revenue of the Company for the Measurement Period less any discounts, calculated:
(a)in accordance with AASB 15 / IFRS 15 Revenue from Contracts with Customers, and otherwise in accordance with the accounting principles, methodologies and policies historically applied by the Company in preparation of its financial statements, consistently applied (and for the avoidance of doubt no new or changed accounting policy, revenue recognition method or estimation technique shall be applied during the Measurement Period without the prior written consent of the Sellers’ Representative);
(b)on the basis that all sales of products and services by the Group Companies are made at arm’s length prices consistent with the Company’s historical pricing practices as at the Completion Date;
(c)including, without limitation or deduction, all revenue attributable to goods sold or services performed by the Group Companies during the Measurement Period, to the extent such revenue is recognised during the Measurement Period in accordance with AASB 15 / IFRS 15, regardless of when that revenue is invoiced, received or recognised in the books of the Group Companies; and
(d)including revenue earned by the Group Companies on sales made to or through any member of the Buyer Group (other than another Group Company), calculated at the arm’s length price at which such goods or services would have been supplied to an unrelated third party customer.

Non-adjusting Item or NA	The meaning given in section 8 of Schedule 3.
Owned Property	Each property described in section 1 of Schedule 9.
Paid Claim Amount	The meaning given in section 3(a)(i) of Schedule 7.
Payee	The meaning given in clause 23.4(a).
Permitted Dividend	The meaning given in clause 7.3(a).

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Share Sale and Purchase Agreement

Permitted Encumbrance
(a)Means:
(a)any Encumbrance granted by a Group Company in connection with property sold to the Group Company on retention of title terms while the money secured by the retention of title is not due for payment;
(b)any netting or set-off arrangement entered into by a Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(c)a lien which arises by operation of law to secure the payment of Taxes or money for services performed in relation to property while the money secured by that lien is not due for payment; and
(d)any Encumbrance granted by a Group Company in connection with:
(i)a transfer of an account or chattel paper (each as defined under the PPSA);
(ii)a commercial consignment as defined under the PPSA; or
(iii)a PPS lease as defined under the PPSA,
to the extent that the transaction does not secure payment or performance of an obligation.

Personal Information	Any ‘personal information’, ‘personal data’ or equivalent concept as those terms are defined under the applicable Privacy Laws.
PI Run Off Policy
Run-off insurance cover obtained, in accordance with clause 16.1(a), in relation to the current Professional Indemnity policy in force as at the date of this document (being policy PL-PE-25-617689 for the period 31 October 2025 to 31 October 2026, or any renewal of such policy as contemplated in clause 16.1(a)).

Plant and Equipment	Plant, equipment, vehicles, furniture, fixtures and fittings.
PPSA	The Personal Property Securities Act 2009 (Cth).
PPS Register	The 'register' as defined in the PPSA.
Pre Completion Tax Event	The meaning given in clause 21.3(b).
Pre Completion Returns	The meaning given in clause 21.1(b).
Privacy Act	The Privacy Act 1988 (Cth).
Privacy Laws	The Privacy Act, the APPs and any other applicable laws or regulations, relating to the collection, use, disclosure, or protection of Personal Information.
Proceedings
Any civil, criminal, administrative or arbitral proceedings, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any civil, criminal, administrative or arbitral proceedings).

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Share Sale and Purchase Agreement

Processing	The collection, storage, holding, use, disclosure (including outside of Australia), retention or other handling (as the case may be) of Personal Information.
Property	Each Owned Property and Leased Property.
Public Records
Each of the following:
(a)the company registers maintained by ASIC in relation to each Group Company;
(b)the Organisation and Business Names register maintained by ASIC in relation to each Group Company;
(c)the PPS Register in relation to each Group Company (including their Australian Company Number, name and Australian Business Number);
(d)records or registers of any Government Agencies having statutory access or acquisition powers in relation to the Properties;
(e)searches of the following courts in relation to each Group Company:
(i)the Supreme Courts of Queensland, Western Australia, New South Wales, Victoria, South Australia, Northern Territory, Australian Capital Territory and Tasmania;
(ii)the District and County Courts (as applicable) of Queensland, Western Australia, New South Wales, Victoria, South Australia, Northern Territory, Australian Capital Territory and Tasmania;
(iii)the Federal Magistrates Court;
(iv)the Federal Court of Australia; and
(v)the High Court of Australia;
(f)the ownership records in the following official databases of Intellectual Property Rights in the name of each Group Company:
(i)the official trade mark records of the Trade Marks subdivision of IP Australia;
(ii)the official patent records of the Patents subdivision of IP Australia; and
(iii)the official designs records of the Designs Office subdivision of IP Australia; and
(g)the 'whois' database of domain name registrants in the name of each Group Company.

Purchase Price	The meaning given in section 2.1 of Schedule 2.
Recovered Amount	The meaning given in section 3(a)(ii) of Schedule 7.
Reference Balance Sheet	The reference balance sheet set out in Schedule 4, as amended under section 2.3(b) of Schedule 3.
Reimbursable Expense	The meaning given in clause 27.7(a).
Related Body Corporate	The meaning given in the Corporations Act.

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Share Sale and Purchase Agreement

Related Party Debt	Any debt, whether documented or not, owed by a Group Company to a Seller or any Seller Affiliate (other than another Group Company).
Related Party Receivable	Any debt, whether documented or not, owed to a Group Company by a Seller or any Seller Affiliate (other than another Group Company).
Relative	The meaning given in the Corporations Act.
Relevant Party	The meaning given in Schedule 12.
Representative	In relation to a party, all officers, employees, professional advisers, agents and attorneys of the party or of its Related Bodies Corporates.
Resolved Relevant Party Claim
Any Claim by Relevant Party against any Group Company or a Claim by any Group Company against Relevant Party (and, in the case of a Claim by a Group Company against Relevant Party, only to the extent of any costs awarded against or otherwise agreed to be paid by, a Group Company to Relevant Party in connection with that Claim being wholly or partly unsuccessful), in respect of which written notice has been given, either by Relevant Party to any Group Company or by any Group Company to Relevant Party, before the Hold Back End Date and which has been resolved by:
(a)Relevant Party or the relevant Group Company (as applicable) withdrawing the Claim in writing;
(b)the relevant Group Company and Relevant Party agreeing in writing the amount to be paid in settlement of the Claim; or
(c)a court or administrative body of competent jurisdiction making a final award of pecuniary relief (including any damages or account of profits) or costs or a determination that no pecuniary relief (including any damages or account of profits) or costs is payable, in respect of the Claim and there is no appeal or avenue to appeal (including any application for special leave to appeal) available in respect of that award or determination, whether because the time for appealing or applying for leave has expired, or otherwise.

Resolved Claim
Any Claim or Tax Claim in respect of which notice has been given by the Buyer to the Sellers before the Escrow Expiry Date and which has been resolved by:
(a)the Buyer withdrawing the Claim or Tax Claim in writing;
(b)the Sellers not being liable in respect of the Claim or Tax Claim by operation of section 2.8(h) of Schedule 7;
(c)the Sellers and the Buyer agreeing in writing the amount to be paid in settlement of the Claim or Tax Claim; or
(d)a court of competent jurisdiction making a final award of damages, or a determination that no damages are payable, in respect of the Claim or Tax Claim from which there is no right of appeal.

Respective Proportion	In respect of a Seller, the percentage specified opposite the name of that Seller in the column titled ‘Respective Proportion’ in section 2 in Schedule 1.
Run Off Insurance	The meaning given in clause 16.1(a).
Sale Shares	The Shares described in column 2 in section 2 of Schedule 1.

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Share Sale and Purchase Agreement

Security Interest
Any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation, including any:
(a)mortgage;
(b)security interest under the PPSA;
(c)retention of interest in, title to or right to any property; and
(d)right to set off or withhold payment of any deposit or other money.

Seller 1	The meaning given in section 1 of Schedule 1.
Seller 2	The meaning given in section 1 of Schedule 1.
Seller 3	The meaning given in section 1 of Schedule 1.
Seller Affiliate
In relation to a Seller, each:
(a)Related Body Corporate of the Seller;
(b)entity Controlled by the Seller or a Related Body Corporate of the Seller;
(c)officer or employee of:
(i)the Seller;
(ii)a Related Body Corporate of the Seller; or
(iii)an entity Controlled by the Seller or a Related Body Corporate of the Seller; or
(d)entity Controlled by, or a Relative of, a person referred to in paragraph (c), from time to time.

Sellers	Seller 1, Seller 2 and Seller 3, or any of them as the context requires.
Sellers' Guarantees	Any Guarantee provided by any Seller in respect of the obligations of a Group Company.
Sellers' Representative	Paul Luscombe or such other person(s) notified by the Sellers to the Buyer in writing.
Sellers' Warranties	The warranties and representations of the Sellers set out in Schedule 8.
SGA Act	Superannuation Guarantee (Administration) Act 1992 (Cth).
Share	A fully paid ordinary share in the capital of the Company.
Shareholders' Agreement
The document entitled "Challenge Pumps Holdings Pty Ltd 2026 Shareholders Agreement" between the Sellers, the Company, Paul Luscombe, Paul Wayne Jeffery and Elliott Cross dated 15 April 2026, as amended from time to time.

Software
Computer program or programs (including source code and object code), program interfaces and any tools or object libraries embedded in that software, together with all technical information, associated preparatory materials, user manuals and documentation necessary (whether in eye-readable or machine-readable form) to enable a reasonably skilled programmer to use, maintain, modify, adapt and enhance the software.

Straddle Returns	The meaning given in clause 21.1(d).

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Share Sale and Purchase Agreement

Subsidiary	Each company set out in section 4 of Schedule 1.
Subsidiary Shares	The issued shares in each Subsidiary, as set out in column 3 of section 4 of Schedule 1.
Sunset Date	28 February 2027, or such later date as the Buyer and the Sellers’ Representative agree in writing.
Superannuation Fund	The regulated superannuation fund or funds within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth) to which each Group Company contributes or is obliged to contribute.
Superannuation Guarantee Charge
A charge levied against an employer for failing to make the minimum level of contribution to superannuation funds on behalf of its employees prescribed by the Superannuation Guarantee (Administration) Act 1992 (Cth).

Supplier	The meaning given in clause 27.3.
Target Net Sales	In respect of the Measurement Period, the amount set out opposite the applicable Completion Date in the column headed ‘Target Net Sales’ in the table in section 5 of Schedule 2.
Target Working Capital Amount	$12,000,000.
Tax
Any:
(a)tax, levy, impost, fee, charge, excise, customs, rate, compulsory loan, deduction, withholding or surcharge that is assessed, levied, imposed or collected by any Government Agency;
(b)unless the context requires otherwise, Duty and GST; and
(c)interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any of the above.

Tax Act	ITAA 1936 and ITAA 1997 or either of them, as applicable.
Tax Claim	Means any claim against the Sellers under clause 21.4.
Tax Costs
All costs and expenses incurred in:
(a)managing an inquiry; or
(b)conducting any litigation, dispute, process, alternative dispute resolution process or similar action, in relation to a Tax, but does not include a Tax.

Tax Demand	A Claim by a Government Agency administering a Tax which gives rise, or is likely to give rise, to a Warranty Claim or a Claim under the Tax indemnity in clause 21.4.
Tax Expert
An appropriately qualified individual agreed by the Buyer and the Sellers in writing that is a partner of Deloitte, Ernst & Young, PricewaterhouseCoopers or KPMG and is a chartered accountant in Australia.

Tax Items or TI	The meaning given in section 8 of Schedule 3.
Tax Law	Any law under which Tax is assessed, levied, imposed, collected or administered, and includes the Tax Act.

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Share Sale and Purchase Agreement

Tax Return
Any return relating to Tax, including any document which:
(a)must be lodged with a Government Agency administering a Tax; or
(b)a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachments).

Tax Warranties	The Sellers' Warranties in section 23 of Schedule 8.
Third Party Claim	A Claim made by a person or entity (other than the Sellers, a Group Company or the Buyer), other than a Tax Demand, which gives rise, or is likely to give rise, to a Warranty Claim.
Third Party Consent
Means:
(a)a consent that is required from a third party under the terms of any Lease, Material Contract or Authorisation to the change in control of a Group Company that will occur at Completion in order to prevent a breach of that Lease, Material Contract or Authorisation arising; or
(b)a confirmation from a third party that has or will have a right to terminate a Lease, Material Contract or Authorisation (whether the right is at will or as a result of the transaction contemplated in this document) or otherwise take action that would be materially detrimental to the Business, that it will not exercise that right as a result of the change in control of a Group Company that will occur at Completion.

Title Warranties	Each of the following Sellers' Warranties: (a)sections 1 to 5 (inclusive) of Schedule 8; and (b)section 11.1 of Schedule 8 (other than for the purposes of section 2.15(b) of Schedule 7).
Trading Stock	All raw materials, work in progress, finished goods, consumables and packaging materials of the Business owned by the Group Companies, whether in store or in transit.
Transaction	The transaction contemplated by this document.
Transaction Costs
Means:
(a)any bonus, incentive, retention payment or other entitlement or fee payable to any Engaged Person (or a Related Body Corporate or Controlled or commonly Controlled entity of an Engaged Person) in respect of the Transaction;
(b)all fees and premiums and Taxes in respect of the D&O Run Off Policy; and
(c)advisory fees, costs and expenses in connection with the Transaction,
(d)in each case, inclusive of applicable GST, and incurred or payable and which remain unpaid as at Completion by or on behalf of any Group Company.

Transaction Costs Amount	Means the aggregate amount of the unpaid Transaction Costs at Completion as specified by the Sellers’ Representative in accordance with clause 10.2(g).

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Share Sale and Purchase Agreement

Transaction Documents	(a)Means: (a)this document; (b)the Escrow Agreement; (c)the Disclosure Letter; and (d)any other document agreed by the parties to be a Transaction Document for the purposes of this document.
Transitional Instrument	The meaning given in the Fair Work (Transitional Provisions and Consequential Amendments) Act 2009 (Cth).
Unresolved Relevant Party Claim
Any Claim by Relevant Party against any Group Company or a Claim by any Group Company against Relevant Party (and, in the case of a Claim by a Group Company against Relevant Party, only to the extent of any costs awarded against or otherwise agreed to be paid by, a Group Company to Relevant Party in connection with that Claim being wholly or partly unsuccessful) in respect of which written notice has been given, either by Relevant Party to any Group Company or by any Group Company to Relevant Party, before the Hold Back End Date which is not a Resolved Relevant Party Claim.

Unresolved Claim	Any Claim or Tax Claim in respect of which notice has been given by the Buyer to the Sellers’ Representative before the Escrow Expiry Date which is not a Resolved Claim.
Victoria Lease	The meaning given in section 2 of Schedule 9.
WA Lease	The meaning given in section 2 of Schedule 9.
Warranty Claim	A Claim by the Buyer or the Company against a Seller for breach of a Sellers' Warranty, including a Claim under paragraph 1.2 in Schedule 7.
Working Capital Adjustment Amount
Means an amount equal to the sum of:
(a)the Actual Working Capital Amount; minus
(b)the Estimated Working Capital Amount,
(c)which may be a positive or negative amount or zero, calculated in accordance with section 3.3(d) of Schedule 2.

Working Capital Asset Items or WCA	The meaning given in section 8 of Schedule 3.
Working Capital Liability Items or WCL	The meaning given in section 8 of Schedule 3.

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Year End Accounts
The unaudited and consolidated balance sheet of the Company as at the Year End Accounts Date, the unaudited consolidated statement of cash flows for the Company for the year ended on the Year End Accounts Date and the unaudited consolidated profit and loss account for the Company for the year ended on the Year End Accounts Date.

Year End Accounts Date	30 June 2026.
2.Additional definitions in Schedules
The Schedules contain certain additional definitions.
3.Construction
Unless expressed to the contrary, in this document:
(a)words in the singular include the plural and vice versa;
(b)any gender includes the other genders;
(c)if a word or phrase is defined its other grammatical forms have corresponding meanings;
(d)‘includes’ means includes without limitation;
(e)no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;
(f)a reference to:
(i)a person includes a partnership, joint venture, unincorporated association, trust, corporation and a government or statutory body or authority;
(ii)a person includes the person’s legal personal representatives, successors, assigns, persons substituted by novation and, in the case of a trustee, includes any substituted or additional trustee;
(iii)any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;
(iv)an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;
(v)Ya right includes a benefit, remedy, discretion or power;
(vi)time is to local time in Perth;
(vii)‘$’ or ‘dollars’ is a reference to Australian currency;
(viii)this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;
(ix)writing includes:
(A)any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; and
(B)words created or stored in any electronic medium and retrievable in perceivable form;

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(x)this document includes all schedules and annexures and exhibits to it;
(xi)a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document; and
(xii)an exhibit is a reference to a document contained in the Data Room Documentation which is expressed to be an exhibit to this document and which is referred to in this document;
(g)if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day;
(h)where time is to be calculated by reference to a day or event, that day or the day of that event is excluded; and
(i)an obligation to use reasonable endeavours does not require a party to incur a substantial commercial detriment or payment obligation, or to otherwise commence any legal action or proceeding against any person.
4.Headings
Headings do not affect the interpretation of this document.
5.Rights and liabilities of the Sellers
Unless otherwise expressly stated in this document:
(a)where a liability or obligation arising under or in connection with this document (including under or in connection with the Sellers' Warranties) is expressed to be an obligation of the Sellers, then that liability or obligation is imposed jointly and severally on each of the Sellers;
(b)where an obligation or liability under this document is expressed to be that of a particular Seller (including a Title Warranty), then that obligation or liability is imposed only on that Seller and not on any other Seller and that Seller is solely liable for all Loss arising from a breach of that obligation or from that liability;
(c)a right of the Sellers is held by each of them jointly and severally and where a right is conferred on the Sellers generally, it is conferred on each of them jointly and severally; and
(d)a failure of any Seller to perform an obligation of it under this document does not relieve any other Seller of its liability to perform its own obligations under this document.
6.Awareness
(a)Where a Sellers’ Warranty or other provision of this document is qualified by ‘as far as the Sellers are aware’ or ‘of which the Sellers are aware’ or with a similar qualification as to the Sellers’ awareness or knowledge, the Sellers will be deemed to know or be aware of a particular fact, matter or circumstance only if:
(i)any of Paul Luscombe, Paul Wayne Jeffery or Elliott Cross are actually aware of that fact, matter or circumstance on the date the Sellers’ Warranty is given or at the relevant time (as applicable); or
(ii)any of Paul Luscombe, Paul Wayne Jeffery or Elliott Cross would have been aware of that fact, matter or circumstance on the date the Sellers’ Warranty is

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given or at the relevant time (as applicable) had they made due and careful enquiries of their direct reports.
(b)Unless otherwise expressly stated in this document, where a provision of this document refers to the Buyer’s awareness or knowledge, the Buyer will be deemed to know or be aware of a particular fact, matter or circumstance only if:
(i)any of Gregory Levine, McLean Karr, Lean du Rand, Kyle Sorensen, Catherine Collins or Brooke Moore are actually aware of that fact, matter or circumstance at the relevant time; or
(ii)any of Gregory Levine, McLean Karr, Lean du Rand, Kyle Sorensen, Catherine Collins or Brooke Moore would have been aware of that fact, matter or circumstance at the relevant time had they made due and careful enquiries of their direct reports.
7.Delivery of USB drive device
(a)On the date of this document, the Sellers' Representative shall provide to the Buyer a USB drive device containing true and complete copies of the Disclosure Material.
(b)The Sellers' Representative shall transmit such USB drive with a letter stating that they are providing such USB drive in accordance with their obligations in this clause 1.7.

2Sellers' Representative
1.Appointment
The Sellers:
(a)appoint the Sellers' Representative to exercise for and on behalf of the Sellers all of the rights, powers, discretions and obligations conferred upon the Sellers' Representative under this document;
(b)agree to be bound by all acts and omissions of the Sellers' Representative in exercising their rights and performing their obligations under this document;
(c)agree that if this document imposes any obligations on the Sellers’ Representative, the Sellers will procure that the Sellers’ Representative undertakes those obligations; and
(d)agree that if this document imposes any rights or benefits on the Sellers which are received by the Sellers’ Representative, the Sellers will procure that the Sellers’ Representative provides, confers or transfers those rights and benefits to the Sellers (or the relevant Seller).
2.Reliance
The Sellers acknowledge that the Buyer will be entitled to:
(a)rely on any action, election, direction or document executed by or on behalf of the Sellers' Representative without the need for a reference as to that agency or the need for further inquiry;
(b)treat any action, election, direction or document executed by or on behalf of the Sellers' Representative as binding on all Sellers; and

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(c)subject to clause 23.1, discharge any obligation under this document to give any payment, document, notice or other thing to the Sellers by giving it to the Sellers' Representative.
3.Change of Sellers' Representative
The Sellers may by written notice to the Buyer change the Sellers' Representative.

3Sale and purchase of Sale Shares
1.Sale and purchase
On Completion, each Seller must sell the Sale Shares identified against that Seller's name in column 2 in section 2 of Schedule 1 to the Buyer, and the Buyer must purchase each Seller's Sale Shares for their Respective Proportion of the Purchase Price, free from all Encumbrances and otherwise on the terms set out in this document.
2.Transfer of rights
On Completion, each Seller must transfer their Sale Shares to the Buyer together with all rights, including dividend and voting rights, which are attached or accruing to them on and from the Execution Date.
3.Waiver of pre-emptive rights
Each Seller, by its execution of this document, consents to the sale and purchase contemplated by clause 3.1 and irrevocably waives in favour of the Buyer any rights of pre-emption, rights of first or last refusal or similar rights that it has, or may have before Completion, in relation to the sale to the Buyer of the Sale Shares held by each other Seller, whether conferred by the constituting documents of the Group Companies or otherwise.
4.Waiver of rights under the trust deeds
(a)Seller 1 waives compliance with any procedural requirements, and waives any rights it may have, under the deed of settlement dated 9 July 2001 in respect of the P Luscombe Family Trust to the extent that such requirements or rights are relevant to, or may otherwise be triggered by, the transactions contemplated by this document.
(b)Seller 2 waives compliance with any procedural requirements, and waives any rights it may have, under the discretionary trust deed dated 14 July 2023 in respect of the Elliott & Kylie Cross Family Trust to the extent that such requirements or rights are relevant to, or may otherwise be triggered by, the transactions contemplated by this document.
(c)Seller 3 waives compliance with any procedural requirements, and waives any rights it may have, under the discretionary trust deed dated 15 September 2014 in respect of the Jeffery Family Trust to the extent that such requirements or rights are relevant to, or may otherwise be triggered by, the transactions contemplated by this document.
5.Waiver of rights under the Shareholders' Agreement
Each Seller waives compliance with any procedural requirements, and waives any rights it may have, under the Shareholders' Agreement to the extent that such requirements or rights

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are relevant to, or may otherwise be triggered by, the transactions contemplated by this document.
6.Purchase obligations interdependent
The obligation of the Buyer to buy any Sale Shares under this clause 3 is conditional and interdependent on the completion by the Buyer of the purchase of all other Sale Shares and the Buyer is not obliged to complete the purchase of any Sale Shares unless it completes the purchase of all Sale Shares simultaneously.

4Purchase Price
1.Base Purchase Price
The Base Purchase Price is $259,000,000.
2.Purchase Price
(a)The consideration for the sale of the Sale Shares is the Purchase Price.
(b)The Purchase Price will be paid as follows:
(i)the Completion Payment is payable by the Buyer to the Sellers' Representative on Completion in accordance with clause 12.2;
(ii)on Completion, the Buyer will pay the Escrow Amount into the Escrow Account in accordance with clause 12.2;
(iii)the Adjustment Amount (if any) is payable by the Buyer to the Sellers' Representative, or by the Sellers to the Buyer (as applicable), in accordance with clause 4.4;
(iv)the Earn-Out Amount (if any) is payable by the Buyer into the Escrow Account in accordance with clause 4.5; and
(v)any other adjustments to the Purchase Price are payable in accordance with this document.
(c)Each of the following is calculated in accordance with Schedule 2:
(i)the Completion Purchase Price;
(ii)the Purchase Price;
(iii)the Adjustment Amount; and
(iv)the Earn-Out Amount.
3.Completion Accounts
The Completion Accounts must be prepared in accordance with Schedule 3.
4.Payment of the Adjustment Amount
(a)The Adjustment Amount must be paid, within five Business Days after the Adjustment Date, by:
(i)the Buyer to the Sellers' Representative, if the Adjustment Amount is positive; or

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(ii)the Sellers in their Respective Proportions to the Buyer, if the Adjustment Amount is negative.
5.Earn-Out payment
(a)Within 30 Business Days after the end of the Measurement Period, the Buyer must deliver to the Sellers’ Representative the Earn-Out Statement, together with all reasonable supporting information (including working papers and calculations used to prepare the Earn-Out Statement). The Sellers’ Representative may dispute the Earn-Out Statement by notice within the later of 30 Business Days of receipt of the Earn-Out Statement and 15 Business Days following the Buyer complying with the requirements of clause 4.5(h), failing which the Sellers will be deemed to have accepted it. Any dispute must be resolved in accordance with Schedule 5.
(b)The Earn-Out Amount must be paid by the Buyer into the Escrow Account on the Earn-Out Payment Date and, from that date, forms part of the Escrow Amount and must be held and released in accordance with clause 4.6 and the Escrow Agreement.
(c)During the Measurement Period, the Buyer must, and must procure that each Group Company:
(i)operates the Business in the ordinary course, broadly consistent with the manner in which it was operated in the last 12 months prior to Completion;
(ii)does not take any action with the intent of reducing the Earn-Out Amount acting in good faith;
(iii)provides the Sellers’ Representative (or their nominated representative) with monthly reports within 10 Business Days after the end of each calendar month during the Measurement Period, specifying the Net Sales for that month and a year-to-date cumulative figure, together with such supporting information as is reasonably necessary to enable the Sellers to monitor performance against the Target Net Sales;
(iv)does not sell, transfer or dispose of (or agree to sell, transfer or dispose of) all or substantially all of the assets or shares of the Group Companies to a third party, or undergo a change of control of the Buyer, without first paying the maximum Earn-Out Amount into the Escrow Account in accordance with clause 4.5(b); and
(v)permits the Sellers’ Representative (or their nominated representative) reasonable access to the books, records and management of the Group Companies, on reasonable notice, for the purpose of monitoring compliance with this clause 4.5 and verifying the Earn-Out Statement.
(d)During the Measurement Period, where a Buyer Group Member (other than a Group Company) sells a Challenge Product to a third-party customer, the Deemed Challenge Net Sales attributable to that sale are to be included in Net Sales for the purposes of calculating the Earn-Out Amount as if such Challenge Product had been sold directly by a Group Company to that customer, regardless of:
(i)the entity or entities through which that Challenge Product is sold or distributed; and
(ii)any intercompany or transfer pricing arrangements applicable to that sale.
(e)For the avoidance of doubt:

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(i)from the date of this document, any sale of a product of the Buyer Group that is not a Challenge Product at the date of this document shall not be included in Net Sales to the extent that it is sold by the Buyer Group without the introduction, marketing or assistance of the Group Companies; and
(ii)nothing in this clause 4.5 restricts the Buyer Group from determining its sales, distribution, intercompany and transfer-pricing arrangements after Completion.
(f)The Earn-Out Statement, together with the reasonable supporting information, must be prepared in accordance with the accounting principles and policies outlined in section 2.1 of Schedule 3. Without limiting the foregoing, if the Buyer has breached any of its obligations in clause 4.5(c), the Earn-Out Statement must include such adjustments and normalisations as are reasonably necessary so that the Net Sales figure reflects the Net Sales that would have been achieved had the Buyer complied with all of its obligations in clause 4.5(c) throughout the Measurement Period (including, without limitation, by adding back any revenue lost, deferred or diverted as a consequence of the breach). If the parties cannot agree on the amount of any such adjustment, the matter will be treated as a disputed matter under the Earn-Out Statement dispute resolution process in Schedule 5.
(g)If the Buyer or any Group Company fails to comply with its obligations under clause 4.5(c), or the Sellers’ Representative (acting reasonably) considers that any act or omission by the Buyer or a Group Company will have or is likely to have a materially adverse effect on the Earn-Out Amount (a Potential Earn-Out Adjustment Event):
(i)either party must promptly notify the other setting out reasonable details of the event;
(ii)the parties must as soon as practicable thereafter enter into good faith negotiations to agree on the quantum of the adverse impact (if any) and any compensating payment to be made by the Buyer to the Sellers; and
(iii)if the parties are unable to reach agreement within 20 Business Days of the notice being given, either party may refer the matter to the Expert in accordance with Schedule 5, or the Sellers may seek injunctive or urgent declaratory relief from a court of competent jurisdiction.
(h)After the end of the Measurement Period, the Buyer must permit, and must procure that each Group Company permits the Sellers’ Representative (or their nominated representative) reasonable access to the books, records and management of the Group Companies, on reasonable notice, for the purpose of verifying the Earn-Out Statement.
6.Escrow
(a)The Buyer and the Sellers must:
(i)on or before Completion duly execute and deliver, and procure that the Escrow Agent duly executes and delivers, a counterpart of the Escrow Agreement to each other party to the Escrow Agreement;
(ii)on or before Completion, take all steps necessary to procure that the Escrow Account is opened;
(iii)procure that the costs of the establishment and administration of the Escrow Account are borne equally between the Buyer and the Sellers; and

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(iv)each pay its proportion of the costs referred to in clause 4.6(a)(iii) on or before the date that such payment is required to be made.
(b)The Buyer and Sellers must promptly give or join in giving all instructions and take all other steps as may be necessary to procure that the Escrow Account is operated, and the Escrow Amount (including interest accruing on it) is applied, in accordance with this clause 4.6.
(c)The Escrow Amount must be held by the Escrow Agent in the Escrow Account in accordance with the Escrow Agreement. If there is any inconsistency between this document and the Escrow Agreement, then, as between the Buyer and the Sellers, this document prevails to the extent of the inconsistency, and the Buyer and the Sellers’ Representative must give such joint written instructions to the Escrow Agent as are necessary to give effect to this document.
(d)Subject to the Escrow Agreement, any release of funds from the Escrow Account requires joint written instructions from the Buyer and the Sellers’ Representative (or, in the absence of agreement, a court order or Expert determination in accordance with Schedule 5).
(e)If before the Escrow Expiry Date, a payment becomes due to the Buyer in respect of any Resolved Claim, then within five Business Days after that payment becomes due, an amount equal to the lower of that amount and the Escrow Amount must be paid out of the Escrow Account to the Buyer in respect of that Resolved Claim (and the Buyer and the Sellers' Representative must give joint written instructions to the Escrow Agent to release such funds from the Escrow Account to the Buyer).
(f)On the Escrow Expiry Date:
(i)if there are no Unresolved Claims, the Buyer and the Sellers’ Representative must give joint written instructions to the Escrow Agent to release the entire Escrow Amount (which, for the avoidance of doubt, may have been subject to deductions in accordance with clause 4.6(e)) to the Sellers in their Respective Proportions;
(ii)if there is any Unresolved Claim outstanding, the Buyer and the Sellers’ Representative must give joint written instructions to the Escrow Agent to retain an amount equal to the lower of the aggregate of the Buyer Escrow Claim Amounts in respect of all Unresolved Claims and the Escrow Amount in the Escrow Account and to pay the excess, if any, of the Escrow Amount out of the Escrow Account to the Sellers in their Respective Proportions; and
(iii)the Escrow Period will be deemed to be extended in respect of any Unresolved Claim until it becomes a Resolved Claim, but only in respect of the amount retained for that Unresolved Claim under clause 4.6(f)(ii).
(g)If after the Escrow Expiry Date, an Unresolved Claim subsequently becomes a Resolved Claim:
(i)the Buyer and the Sellers’ Representative must give joint written instructions to the Escrow Agent to release to the Buyer an amount equal to the amount agreed or determined to be payable to the Buyer (if any) within five Business Days; and
(ii)the Buyer and the Sellers’ Representative must give joint written instructions to the Escrow Agent to release to the Sellers in their Respective Proportions, within five Business Days, the balance (if any) of the amount retained for that Unresolved Claim after payment under clause 4.6(g)(i) and, where there are no

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further Unresolved Claims outstanding, any remaining balance of the Escrow Amount.
(h)Each payment out of the Escrow Account must be paid together with all interest accrued on the amount of the payment from the date on which that amount was paid into the Escrow Account until the date of payment, after deduction of all bank fees and other charges payable in respect of the amount and any applicable withholding tax.
(i)For the avoidance of doubt, any amount paid to the Buyer from the Escrow Account in respect of a Resolved Claim will be treated as a reduction of the Purchase Price.
(j)Nothing in this clause 4.6 limits any rights or remedies of the Buyer under this document or otherwise to recover any amount due to it in respect of any adjustment to the Purchase Price or any Claim or Tax Claim and to the extent that the Escrow Amount is insufficient to satisfy any amount due to the Buyer, any excess must be paid to the Buyer by the Sellers.

5Hold Back
1.Establishment of Hold Back Ledger
(a)On and from Completion until the Hold Back End Date, the Buyer or any Buyer Group Member must establish a ledger (Hold Back Ledger) of:
(i)debits to the Hold Back Amount made from time to time; and
(ii)the Hold Back Balance.
(b)The parties agree that as at Completion, the Hold Back Ledger will show a positive Hold Back Balance equal to the initial Hold Back Amount (as set out in the definition of Hold Back Amount).
2.Payments in respect of Resolved Relevant Party Claims before Hold Back End Date
If before the Hold Back End Date any Group Company becomes liable to make a payment to Relevant Party in respect of any Resolved Relevant Party Claim then:
(a)on and from the date on which that payment becomes due, the Buyer may, at its election, debit an amount equal to the lower of that amount and the Hold Back Balance from the Hold Back Ledger and update the Hold Back Balance accordingly; and
(b)the Buyer is from that time, irrevocably and unconditionally entitled to retain that amount.
3.Interest on Hold Back Balance
No interest shall accrue on any positive Hold Back Balance.
4.No Unresolved Relevant Party Claims on Hold Back End Date
If there are no Unresolved Relevant Party Claims outstanding on the Hold Back End Date, then an amount equal to the Hold Back Balance as at that date must be paid by the Buyer to the Sellers' Representative within five Business Days after the Hold Back End Date.

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5.Unresolved Relevant Party Claims on Hold Back End Date
If any Unresolved Relevant Party Claim is outstanding on the Hold Back End Date:
(a)an amount equal to the lower of:
(i)the amount equal to the sum of all pecuniary relief (including any damages, account of profits, or costs) that Relevant Party or the relevant Group Company (as applicable) has asserted in writing as being claimable pursuant to any Unresolved Relevant Party Claims then outstanding or, to the extent that Relevant Party has not quantified an Unresolved Relevant Party Claim in writing, the Buyer’s good faith, reasonable estimate of the pecuniary relief and/or costs likely to be payable in respect of that Unresolved Relevant Party Claim, as supported by written advice from the Group Company’s external legal advisers and notified to the Sellers’ Representative with reasonable supporting details no later than 10 Business Days before the Hold Back End Date; and
(ii)the Hold Back Balance,
must continue to be retained by the Buyer and shown as a credit in the Hold Back Ledger and such amount will be dealt with in accordance with clause 5.5(c);
(b)the balance, if any, of the Hold Back Balance must be paid to the Sellers' Representative within five Business Days after the Hold Back End Date and the Hold Back Ledger must be debited accordingly;
(c)if after the Hold Back End Date, an Unresolved Relevant Party Claim subsequently becomes a Resolved Relevant Party Claim and any Group Company becomes liable to make a payment to Relevant Party in respect of that Resolved Relevant Party Claim, then:
(i)the Buyer is immediately, irrevocably and unconditionally entitled to retain an amount equal to the lower of:
(A)that amount; and
(B)the Hold Back Balance,
and the Hold Back Ledger must be debited accordingly; and
(ii)after the Hold Back Ledger has been updated in accordance with clause 5.5(c)(i), the provisions of clauses 5.5(a) and 5.5(b) will be applied as if references to the Hold Back End Date were to the date on which that payment was made; and
(d)if after the Hold Back End Date, an Unresolved Relevant Party Claim subsequently becomes a Resolved Relevant Party Claim and no payment is required to be made by any Group Company to Relevant Party in respect of that Resolved Relevant Party Claim then the provisions of clauses 5.5(a) and 5.5(b) will immediately be applied as if references to the Hold Back End Date were to the date on which that Unresolved Relevant Party Claim became a Resolved Relevant Party Claim.
6.No limitation on rights to recover
Nothing in this clause 5 limits any rights or remedies of the Buyer under this document or otherwise to recover any amount due to it in respect of any Claim against the Sellers in connection with this document.

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6Conditions to Completion
1.Conditions
The obligations of the parties at Completion are subject to, and conditional upon each of the following conditions being satisfied or waived in accordance with clause 6.4:
(a)(Audited Accounts) the audited consolidated financial statements of the Group Companies for the financial year ended 30 June 2026 (FY26 Audited Accounts) are finalised and delivered to the Buyer prior to Completion, with the Buyer deeming that the FY26 Audited Accounts are satisfactory, acting reasonably, on or before the date that is 30 days after delivery.
(b)(Material Adverse Change) no Material Adverse Change is discovered, announced, disclosed or otherwise becomes known to the Buyer (whether occurring before or after the date of this document) between the Execution Date and immediately prior to Completion.
2.Obligations of parties in relation to Conditions
(a)The Buyer must use reasonable endeavours to ensure that the Condition in clause 6.1(a) is satisfied as soon as practicable after the Execution Date and in any event before the Sunset Date.
(b)The Sellers must use reasonable endeavours to ensure that the Condition in clause 6.1(a) is satisfied as soon as practicable after the Execution Date and in any event before the Sunset Date.
(c)The Buyer and the Sellers must each co-operate with each other and comply with all reasonable requests by the other for the purposes of procuring the satisfaction of any Condition and must not take any action which will or is likely to hinder or prevent the satisfaction of any Condition.
(d)Each party must keep each other party informed of any fact, matter or circumstance of which it becomes aware that may result in a Condition not being satisfied in accordance with its terms.
3.Notice
(a)Subject to clause 6.3(b), each party must:
(i)notify the other parties within one Business Day after it becomes aware that a Condition has been satisfied, or has, or is likely to become, incapable of being satisfied; and
(ii)provide to the other parties as soon as practicable any documents or other reasonable evidence that evidences the satisfaction of the Condition, or that the Condition is incapable of being satisfied.
(b)At Completion, the Sellers must deliver to the Buyer a notice confirming that, as far as the Sellers are aware:
(i)no Material Adverse Change has taken place since the date of this document in respect of any Group Company; and
(ii)no Material Adverse Change currently exists in respect of any Group Company.

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4.Waiver
The Conditions in clauses 6.1(a) and 6.1(b):
(a)are for the benefit of the Buyer alone; and
(b)may only be waived by the Buyer giving notice in writing to the Sellers' Representative.
The Buyer may agree to waive a Condition under this clause 6.4 in its absolute discretion. If the Buyer waives or agrees to waive a Condition it is not prevented from bringing a Claim against any other party in respect of any breach of this document that caused that Condition not to be satisfied.
5.Termination by Buyer
The Buyer may, by notice in writing to the other parties, terminate this document at any time before Completion if:
(a)any Condition has become incapable of satisfaction and the Condition has not been waived in accordance with clause 6.4;
(b)any Condition has not been satisfied or waived in accordance with clause 6.4 by the Sunset Date; or
(c)any Condition, having been satisfied on or before the Sunset Date, ceases to be satisfied before Completion, provided that the Buyer has, at the time the notice of termination is given, complied in all material respects with its obligations under this clause 6.
6.Termination by Sellers
The Sellers (acting through the Sellers’ Representative) may, by notice in writing to the other parties, terminate this document at any time before Completion if:
(a)the FY26 Audited Accounts have been delivered to the Buyer in accordance with clause 6.1(a);
(b)the date which is the later of:
(i)the Sunset Date; and
(ii)the date which is 60 days after the date on which the FY26 Audited Accounts were delivered to the Buyer,
(Audited Accounts Long Stop Date) has passed; and
(c)as at the Audited Accounts Long Stop Date the Buyer has not terminated this document in accordance with clause 25.2, provided that, at the time the notice of termination is given, the Sellers have complied in all material respects with their obligations under this clause 6.
7.No other right to terminate or rescind
Except as expressly provided otherwise in this document, no party has any right to terminate or rescind this document.

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7Conduct of the Business until Completion
1.Other discussions
The Sellers, immediately after this document is executed:
(a)must terminate, and must ensure that the Representatives of each of the Sellers terminate, all discussions with any person other than the Buyer in relation to the sale of the Sale Shares or the Assets to any person other than the Buyer;
(b)must not and must ensure that the Representatives of each of the Sellers do not, without the prior written consent of the Buyer, solicit or respond to any other proposal in relation to the Sale Shares or the Assets; and
(c)must use reasonable endeavours to exercise their rights under any confidentiality agreement, and must ensure that the Representatives of each of the Sellers exercise, as soon as practicable after the date of this document all rights available to them to ensure that any Confidential Information that has been provided to any other party in relation to the potential sale of the Sale Shares or the Assets is returned to the Sellers or destroyed by the person holding that Confidential Information.
The obligations in this clause 7.1 will automatically cease and be of no further force or effect if this document is terminated in accordance with its terms.
2.Conduct
Subject to clause 7.3, until Completion, the Sellers must procure (to the extent within their power or control) that:
(a)each Group Company manages and conducts the Business in all material respects:
(i)as a going concern; and
(ii)in the ordinary and usual course having regard to the nature of the Business and the Group Company's usual practice;
(b)each Group Company:
(i)does not make any significant change to the nature or scale of any activity comprised in the Business;
(ii)conducts the Business in accordance with all applicable laws and regulations in all material respects;
(iii)maintains, and complies in all material respects with the terms of, all Authorisations necessary to own and operate the Assets, occupy the Properties and conduct the Business;
(iv)keeps and maintains proper records of all its dealings and transactions relating to the Business;
(v)pays all amounts owing to trade or other creditors of each Group Company in the ordinary course of business and in accordance with applicable payment terms (other than amounts disputed in good faith);
(vi)protects and maintains each of its physical assets in the ordinary course (subject to fair wear and tear) and maintains insurance in respect of those assets consistent with its practice as at the date of this document; and

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(vii)provides the Buyer with a copy of any budget or business plan relating to the Business that is approved after the date of this document;
(c)no Group Company does, or agrees to do, any of the following:
(i)issue, allot or grant any share capital or options, securities or rights convertible into share capital;
(ii)buy back, redeem or otherwise reduce or return any of its share capital or other securities, or make any offer to do so;
(iii)provide financial assistance for the acquisition of its own shares or shares in its holding company;
(iv)declare or pay a dividend, or make any other distribution of its profits;
(v)amend its constitution;
(vi)dispose of, create any Encumbrance (other than a Permitted Encumbrance) over, grant an option over or declare itself trustee of any of its assets or undertaking with a value of more than $100,000 (other than sale of Trading Stock in the ordinary course of business);
(vii)acquire or dispose of any securities in any other body corporate;
(viii)enter into any joint venture or partnership;
(ix)enter into any profit sharing or profit or equity participation arrangement with any employee, agent, distributor, representative, director or other person;
(x)appoint or remove its auditor;
(xi)dispose of or lease any of the Properties, or acquire or occupy any real property other than the Properties;
(xii)grant a licence, assign, or grant any other right or interest to any person in or to any of the Business Intellectual Property;
(xiii)pass a resolution for the winding up or dissolution of any Group Company;
(xiv)revalue any of its assets;
(xv)change any accounting policies or practices unless that change is required by law;
(xvi)do or omit to do anything which might result in the variation, termination, suspension, revocation or non renewal of any Authorisation held by that Group Company which is material to the operation of the Business;
(xvii)exceed any limitation on indebtedness imposed by, or breach any other covenant given in favour of, any lender or other financier to that Group Company;
(xviii)make any loan or provide any other financial accommodation to any third party other than the extension of credit to trade debtors and customers in the ordinary course of business;
(xix)employ, or terminate the employment of, any person with a total employment cost of more than $150,000 per annum;
(xx)alter the terms of employment or superannuation of, or any other benefits payable to, any employee in any material respect;

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Share Sale and Purchase Agreement

(xxi)other than in the ordinary course of business (including annual remuneration reviews consistent with past practice) or as required by any contract, award or law, increase or make any representation about an increase in the annual remuneration of any employee or create or increase any entitlement for any employee to receive a bonus or other payment in addition to annual remuneration;
(xxii)pay any retirement allowance or superannuation benefit to any director or employee, except for any payment required by law or by the terms of any Transitional Instrument, Enterprise Agreement or Modern Award, service contract or retirement or redundancy policy disclosed to the Buyer in the Disclosure Material;
(xxiii)commence any litigation, mediation or arbitration or any other form of dispute resolution the costs of which are likely to exceed $100,000 other than as claimant for the collection of debts not exceeding $100,000 in the ordinary course of business;
(xxiv)settle or compromise any Claim, demand or proceeding by or against it for an amount in excess of $100,000 or take steps to do so;
(xxv)settle any debt payable other than when due and payable in accordance with its terms, or agree to or permit any failure to settle any debt receivable, except in the ordinary course of business;
(xxvi)make any material change to its policies or practices for the collection of debts, or payment of any lender or other financier;
(xxvii)make or change any Tax election or settle or compromise any Tax liability, unless required by law or is made in the ordinary course of business and consistent with past practices;
(xxviii)terminate or permit the termination or amendment of, or fail to renew on its expiry, any material insurance policy held by that Group Company or any policy held as part of a group insurance policy by any Seller other than a replacement on substantially similar terms;
(xxix)destroy or otherwise dispose of any Business Records; or
(xxx)enter into any guarantee or indemnity on behalf of any person (other than another Group Company) or provide security for the obligations of any person, except as disclosed in the Disclosure Letter;
(d)the Group Companies do not do, or agree to do, any of the following:
(i)enter into any contracts, arrangements or commitments that are outside the ordinary course of business which:
(A)require or may require them to enter into a commitment of more than $100,000 per annum or in total for an individual contract, arrangement or commitment; or
(B)have a contract term exceeding one year which cannot be terminated at will and without penalty by the Group Company;
(ii)terminate or materially vary the terms of any Material Contract, other than in the ordinary course of business or on expiry in accordance with its terms;

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(iii)make unilateral changes to key terms of existing customer contracts where those changes (individually, or in aggregate) could reasonably be expected to materially affect the Group Companies' profitability;
(iv)enter into any new bank facilities or incur any indebtedness except for borrowing under its existing bank facilities not exceeding $100,000 or indebtedness to trade creditors in the ordinary course having regard to the nature of the Business and the Group Companies' usual practice;
(v)incur or enter into commitments to incur new capital expenditure of more than $50,000 for an individual item or more than $100,000 in aggregate; and
(e)each Group Company promptly notifies the Buyer of any abnormal or unusual events with respect to the Business or the occurrence of any event outside the ordinary course of business.
For the avoidance of doubt, in complying with its obligations under this clause 7.2, no Seller is required to do, to omit to do, or to allow to be done anything which would, in the reasonable opinion of the Sellers’ Representative, materially prejudice the likelihood of Completion occurring.
3.Permitted acts
(a)The Sellers may procure that the Company declares or determines to pay one or more dividends that, in aggregate, do not exceed $12,000,000 (each a Permitted Dividend), which are to be paid at or before Completion, provided that:
(i)the Sellers give the Buyer full details of the quantum and franking calculations of any Permitted Dividend reasonably in advance of the declaration of such Permitted Dividend for the Buyer’s review; and
(ii)such Permitted Dividend:
(A)is declared and paid in accordance with all applicable laws;
(B)does not put any Group Company into a franking account deficit immediately before or any time after Completion; and
(C)will not cause any Group Company to breach the benchmark rule (as defined in section 995-1 of the ITAA 1997).
(b)Nothing in clause 7.2 restricts a Seller or a Group Company from doing anything:
(i)that is expressly permitted in this document;
(ii)to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property);
(iii)that is disclosed in or required by the annual budget of the Group or the financial model of the Group for the current financial year, copies of which have been provided to the Buyer before the date of this document;
(iv)that is necessary to meet its legal or contractual obligations, or is required by any Government Agency, or required by any applicable law, or required to maintain any Authorisation; or
(v)that is approved by the Buyer in writing, such approval not to be unreasonably withheld or delayed (provided that the request for the Buyer's approval is made in writing to the Buyer by the Sellers' Representative and includes reasonable

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details of the proposed action). The Buyer will be taken to have given its approval if the Buyer does not notify the Sellers’ Representative that it refuses to give approval within two Business Days (or, in the case of an emergency, 12 hours) after being notified by the Sellers’ Representative of the proposed action in writing.

8Third Party Consents
1.Obligations until Completion
(a)From the date of this document until Completion, the Sellers must, and must ensure that the Group Companies:
(i)use their reasonable endeavours to obtain, at or before Completion, each Third Party Consent on terms acceptable to the Buyer and the Sellers (each acting reasonably); and
(ii)provide all information reasonably required by a third party in relation to a request for a Third Party Consent.
(b)The Buyer must provide all assistance and information reasonably required by the Sellers in relation to seeking and obtaining each Third Party Consent.
(c)If a third party requires any condition, undertaking, guarantee, security or other requirement as a term of giving a Third Party Consent, the Sellers’ Representative may notify the Buyer in writing of those terms. The Buyer must not unreasonably withhold or delay its agreement to those terms and will be taken to have accepted them unless, within ten Business Days after receiving that notice, it notifies the Sellers’ Representative in writing that it does not accept them, giving reasonable reasons.
2.Obligations after Completion
If a Third Party Consent is not obtained at or before Completion, the Sellers must, for a period of 12 months after Completion and at the Buyer’s cost, provide such reasonable assistance as the Buyer reasonably requests to obtain that Third Party Consent. The Sellers are not required to pay any amount, incur any liability or commence any proceedings in providing that assistance.
3.Consequences if Third Party Consent not received at or before Completion
(a)Other than where delivery of a Third Party Consent to the Buyer is expressly required as a Completion deliverable under Schedule 6 and that Third Party Consent has not been delivered to the Buyer at Completion, the Sellers are not liable to the Buyer for any Claims against the Buyer or a Group Company, or Loss suffered by the Buyer or a Group Company, in connection with, relating to, or arising from the failure to obtain a Third Party Consent if the Sellers have complied with their obligations under clauses 8.1 and 8.2.
(b)The failure to obtain a Third Party Consent does not entitle the Buyer to delay or refuse to Complete (other than where delivery of a Third Party Consent to the Buyer is expressly required as a Completion deliverable under Schedule 6 and that Third Party Consent has not been delivered to the Buyer at Completion).

9Guarantees, debts and receivables

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Share Sale and Purchase Agreement

1.Sellers' Guarantees
(a)The Buyer and the Sellers must each use their reasonable endeavours to ensure the release, with effect from Completion, of the Sellers (or relevant Seller Affiliates) from any actual, contingent or accrued liabilities under each Sellers' Guarantee, on terms acceptable to the Buyer and the Sellers (each acting reasonably).
(b)Without limiting clause 9.1(a), the Buyer must make an offer to the beneficiary of each Sellers' Guarantee to provide, or ensure the provision of, a replacement guarantee on terms no less favourable to the beneficiary.
(c)If the Sellers (or relevant Seller Affiliate) have not been released from a Sellers' Guarantee by Completion:
(i)the Buyer and the Sellers must continue to use their reasonable endeavours to ensure the release of that Sellers' Guarantee; and
(ii)the Buyer indemnifies the Sellers (or relevant Seller Affiliate) against and must pay to the Sellers (or relevant Seller Affiliate) on demand the amount of any Loss under or in connection with that Sellers' Guarantee which they incur.
2.Group Company Guarantees
(a)The Buyer and the Sellers must each use their reasonable endeavours to ensure the release, with effect from Completion, of each Group Company from any actual, contingent or accrued liabilities under each Group Company Guarantee, on terms acceptable to the Buyer and the Sellers (each acting reasonably).
(b)Without limiting clause 9.2(a), the Sellers must make an offer to the beneficiary of each Group Company Guarantee to provide, or ensure the provision of, a replacement guarantee on terms no less favourable to the beneficiary.
(c)If a Group Company has not been released from a Group Company Guarantee by Completion:
(i)the Buyer and the Sellers must continue to use their reasonable endeavours to ensure the release of that Group Company Guarantee; and
(ii)the Sellers indemnify the Buyer against and must pay to the Buyer on demand the amount of any Loss under or in connection with a Group Company Guarantee which the Buyer incurs.
3.Related Party Receivables
Subject to clause 9.5, the Sellers must procure that on or before Completion all Related Party Receivables have been fully and finally collected or otherwise settled (including by set-off in accordance with clause 9.5) together with all interest accrued up to and including Completion.
4.Related Party Debts
Subject to clause 9.5, the Sellers must procure that on or before Completion all Related Party Debts have been fully and finally repaid or otherwise settled (including by set-off in accordance with clause 9.5) together with all interest accrued up to and including Completion.

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5.Net settlement through funds flow
The Related Party Receivables and Related Party Debts owing between a Group Company and a Seller (or its Seller Affiliates) may be settled at Completion on a net basis by set-off, as set out in the Completion Notice and the funds flow statement agreed between the Buyer and the Sellers’ Representative before Completion. Any net amount owing by a Seller (or its Seller Affiliates) to a Group Company may be deducted from that Seller’s share of the Completion Payment and paid by the Buyer to the relevant Group Company on behalf of that Seller, and any net amount owing by a Group Company to a Seller (or its Seller Affiliates) may be paid at Completion out of the funds flow by or on behalf of the Group Company. Any amount so settled is taken to have been fully and finally collected or repaid (as applicable) for the purposes of clauses 9.3 and 9.4, and must be taken into account in the Completion Accounts and the Net Cash Amount without double counting.

10Notifications before Completion
1.Notifications by Buyer
The Buyer must give written notice to the Sellers' Representative at least five Business Days before Completion of:
(a)the names of any director, secretary or public officer of each Group Company that the Buyer does not require to resign at Completion;
(b)the names of each person that the Buyer requires to be appointed as a director, secretary or public officer of each Group Company at Completion;
(c)the address of any new registered office that the Buyer requires any Group Company to adopt at Completion, together with any necessary consent signed by the occupier of the new registered office (in a form reasonably acceptable to the Sellers);
(d)the name of the person or firm that the Buyer requires to act as auditor of each Group Company from Completion, together with a consent signed by the auditor in accordance with the Corporations Act (in a form reasonably acceptable to the Sellers);
(e)any proposed changes to the signatories of any bank account maintained by any Group Company, together with specimen signatures of the new signatories; and
(f)any existing powers of attorney granted by the Group Companies which the Buyer does not require to be revoked at Completion.
2.Notifications by Sellers
The Sellers (through the Sellers' Representative) must give written notice to the Buyer at least 15 Business Days before the Completion Date of:
(a)all Indebtedness which will be owed by the Group Companies at Completion (each a Completion Debt), including:
(i)the total amount of all Completion Debts;
(ii)details of each Completion Debt, including:
(A)the creditor to whom the Completion Debt is owed;
(B)the amount owed to them;

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(C)the amount, if any, which the Sellers require the Buyer to pay on behalf of a Group Company in respect of that Completion Debt at Completion; and
(D)the total of all amounts referred to in clause 10.2(a)(ii)(C) (Completion Debt Amount);
(b)all Related Party Debts which will be owed by the Group Companies at Completion (each a Completion Related Party Debt), including:
(i)the total amount of all Completion Related Party Debts; and
(ii)details of each Completion Related Party Debt, including:
(A)each creditor to whom the Completion Related Party Debt is owed;
(B)the amount owed to them;
(C)the amount, if any, which the Sellers require the Buyer to pay on behalf of a Group Company in respect of that Completion Related Party Debt at Completion; and
(D)the total of all amounts referred to in clause 10.2(b)(ii)(C) (Completion Related Party Debt Amount);
(c)all Related Party Receivables which will be owed to the Group Companies at Completion (each a Completion Related Party Receivable), including:
(i)details of each debtor who owes a Completion Related Party Receivable and the amount owed by them; and
(ii)the total amount of all Completion Related Party Receivables;
(d)the Completion Purchase Price;
(e)any payment directions under clause 23.1 or nominations under clause 23.2(a) in relation to the Base Purchase Price;
(f)any other information reasonably necessary to enable the Buyer to effect the payments required at Completion; and
(g)a certificate (Completion Notice) signed by the Sellers’ Representative setting out:
(i)the Estimated Working Capital Amount and its calculation of each component of the Estimated Working Capital Amount;
(ii)the Estimated Net Cash Amount and each item forming part of the Estimated Net Cash Amount (including each Debt Like Item);
(iii)the Estimated Adjustment Amount and the calculation of the Completion Purchase Price and the Completion Payment;
(iv)payment directions from the Sellers, including details of the relevant payees and their bank account details; and
(v)the Transaction Costs Amount, including the details of each payee to whom the Transaction Costs are owed and the amount owed to each payee, together with all supporting information (including relevant detailed working papers) reasonably necessary to enable the Buyer and its representatives and advisers to understand and review the Completion Notice.

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The Buyer must be given a reasonable opportunity to review and discuss the Completion Notice with the Sellers’ Representative prior to Completion, and the Sellers' Representative must have due and proper regard to any reasonable views, comments and requests of the Buyer. If agreed between the Buyer and the Sellers’ Representative following such consultation, the Sellers’ Representative must amend the Completion Notice to reflect the matters that have been agreed.
The Sellers’ Representative may, by notice to the Buyer at any time up until two Business Days before Completion, revise any of the amounts or details set out in the Completion Notice or the payment directions.

11Access by the Buyer
(a)Subject to clauses 11(b) to 11(f), for the sole purpose of assisting the Buyer and its Representatives to plan for the transition of the Business to the Buyer's normal working procedures following Completion, the Sellers’ Representative must, on receipt of a request made in accordance with clause 11(b), procure that, from the date of this document until Completion, the Buyer and its Representatives are given reasonable access on reasonable notice to:
(i)the Assets, Properties and Business Records;
(ii)all officers and senior employees of any Group Company during business hours; and
(iii)the Auditor during business hours,
provided that the Sellers’ Representative (or its nominee) is given the opportunity to be present at, and participate in, any meeting or communication between the Buyer or its Representatives and the persons detailed in clauses 11(a)(ii) and/or 11(a)(iii).
(b)The Buyer may only exercise its access rights pursuant to clause 11(a) if:
(i)a request for access is made in writing to the Sellers' Representative (and, for the avoidance of doubt, not directly to any officer or employee of a Group Company) with not less than two Business Days prior written notice of the access that the Buyer requires, including the identity of the Representatives who are to exercise that right of access and the purpose of the access;
(ii)the access will not, in the reasonable opinion of the Sellers’ Representative, unreasonably interfere with the day to day conduct or operation of the Business; and
(iii)the access will not result in a Seller, a Group Company or any of their Related Bodies Corporate breaching any obligation of confidentiality, any law, regulation, notice or order of any Government Agency, or any lease.
(c)The Buyer and each of its Representatives provided with access agree to comply with the Sellers’ Representative’s reasonable requirements and directions in relation to that access (including that such access must be in the presence of a person nominated by the Sellers’ Representative). Nothing in this clause 11 entitles the Buyer at any time prior to Completion to:
(i)direct, manage or control the conduct of the Business or any employee;

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(ii)be provided with information that, if provided, the Sellers’ Representative reasonably believes would result in a breach of any law or confidentiality obligation; or
(iii)be provided with information that the Sellers’ Representative reasonably believes is commercially sensitive in nature.
(d)The Buyer must not copy or remove any Business Records before Completion.
(e)Any exercise of the right of access under this clause 11 by the Buyer or any of its Representatives is at the sole risk of the Buyer.
(f)The Sellers’ Representative may withdraw access at any time if the Sellers’ Representative considers, acting reasonably and in good faith, that the access is unreasonably disruptive or is being used for a purpose other than planning for the integration of the Group Companies with the Buyer following Completion.

12Completion
1.Date, time and place
(a)Completion must take place on:
(i)if the Condition in clause 6.1(a) is satisfied or waived (or a combination of both) in accordance with clause 6 on a date that is five or more Business Days before the last Business Day of a calendar month, at 10:00am (Sydney time) on the last Business Day of that calendar month; or
(ii)if the Condition in clause 6.1(a) is satisfied or waived (or a combination of both) in accordance with clause 6 on a date that is fewer than five Business Days before the last Business Day of a calendar month, at 10:00am (Sydney time) on the last Business Day of the immediately following calendar month.
(b)Completion must take place by electronic exchange, and the Sellers and the Buyer will instruct their respective legal counsel to use all reasonable endeavours to arrange for Completion to occur remotely using email and commonly accepted practices for remote completion.
(c)The Buyer and the Sellers (through the Sellers' Representative) may agree in writing a different date, time and place for Completion.
2.Obligations at Completion
At Completion, each party must do the things required of it under, and in accordance with, Schedule 6.
3.Interdependence of obligations
(a)The obligations of the parties in respect of Completion will be interdependent.
(b)All actions at Completion under this document will be deemed to take place simultaneously and no delivery or payment under this document at Completion will be deemed to have been made, and Completion will not be taken to have occurred, until all such deliveries and payments under this document have been made.
(c)If any action which is required to occur at Completion does not occur at Completion then:

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(i)there is no obligation on any party to take any other such actions; and
(ii)to the extent that any such actions have already occurred, the parties must do everything reasonably required to reverse those actions, including returning any delivery or payment, in each case without prejudice to any other rights that any party may have in respect of the action not having occurred.
4.Notice to Complete
(a)If a party (Defaulting Party) fails to satisfy its obligations under this document on or before the Completion Date, then the other party (not being a Defaulting Party) (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of five Business Days from the date of the notice.
(b)If the Defaulting Party fails to satisfy those obligations within those five Business Days the Notifying Party may, without limiting any other rights it may have:
(i)seek specific performance of this document, in which case:
(A)if specific performance is obtained, the Notifying Party may also seek damages for breach of this document; and
(B)if specific performance is not obtained, the Notifying Party may then terminate this document and may seek damages for breach of this document;
(ii)proceed to Completion so far as practicable without prejudice to its rights under this document; or
(iii)terminate this document but without prejudice to its rights under this document, in which case the Notifying Party may seek damages for breach of this document.
(c)If the Buyer is the Defaulting Party, interest shall apply to the Completion Payment in accordance with clause 23.4(b) and is payable on demand made by the Sellers’ Representative.
5.Specific performance
Nothing in this document is intended to exclude a party from seeking the remedy of specific performance in relation to Completion.
6.Title and risk
Legal and beneficial ownership of, and risk in, the Sale Shares passes from the Sellers to the Buyer on Completion.

13Power of attorney
In consideration of the Buyer entering into this document and for other valuable consideration, each Seller irrevocably appoints the Buyer as its attorney from Completion until the Buyer becomes registered as the holder of that Seller's Sale Shares with authority to exercise all powers of a registered holder of those Sale Shares and during the term of that appointment:

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(a)the Buyer may do in the name of each Seller and on its behalf everything necessary or expedient in the Buyer's sole discretion to:
(i)exercise any rights attaching to those Sale Shares, including rights to appoint a proxy or representative and voting rights; and
(ii)receive any dividend or other entitlement paid or credited to that Seller in respect of those Sale Shares; and
(b)unless requested by the Buyer, each Seller must not, whether by corporate representative, proxy or otherwise, attempt to attend or vote at any general meeting of the Company or take any other action as the registered holder of that Seller's Sale Shares; and
(c)each Seller declares that all acts and things done by the Buyer in exercising powers under this power of attorney will be as good and valid as if they had been done by that Seller and agrees to ratify and confirm whatever the Buyer does in exercising powers under this power of attorney.

14Non-disparagement
During the Restraint Period:
(a)each Seller must not, and must procure that each Seller Affiliate and their respective officers and directors do not, make any statement, written or oral, that would disparage any Buyer Group Member (including the Group Companies), or any of their respective officers, managers, directors, employees or agents; and
(b)the Buyer must not, and must procure that each Buyer Group Member (including the Group Companies) and their respective officers and directors do not, make any statement, written or oral, that would disparage any Seller, any Seller Affiliate, or any of the individuals who are directors, beneficiaries or principals of a Seller (including Paul Luscombe, Paul Wayne Jeffery and Elliott Cross).
Nothing in this clause 14 shall prevent any party from:
(a)making any disclosure or statement required by law or any Government Agency;
(b)testifying truthfully in, or making submissions or statements in the course of, any legal, arbitral or expert proceeding;
(c)making any communication in connection with any dispute, claim or negotiation relating to the Earn-Out Amount, any Claim or any other matter under the Transaction Documents; or
(d)making any communication to its professional advisers, financiers or insurers on a confidential basis.

15Access to records after Completion
1.Access to the Business Records by the Sellers
(a)After Completion, for the period required by law (or if there is no such period then for a period of seven years from Completion), the Buyer must, and must ensure that the Group Companies:

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(i)keep all of the Business Records in existence at Completion which are in the possession or control of the Buyer or the Group Companies after Completion (whether on a computer or otherwise held by them or on their behalf); and
(ii)make available to any Seller, upon reasonable notice and at the cost of that Seller, any Business Records that are reasonably required by that Seller.
(b)The Buyer and the Group Companies are not required to comply with clause 15.1(a)(ii) if doing so will result in loss of client legal privilege or other legal privilege attaching to the relevant Business Records.
2.Access to records of the Sellers
(a)After Completion, for the period required by law (or if there is no such period then for a period of seven years from Completion), each Seller must:
(i)keep all of the documents and records relating to any Group Company remaining in its possession or control following Completion (whether on a computer or otherwise held by it or on its behalf); and
(ii)make available to the Buyer, upon reasonable notice and at the cost of the Buyer, any such records that are reasonably required by the Buyer.
(b)No Seller is required to comply with clause 15.2(a)(ii) if doing so will result in loss of client legal privilege or other legal privilege attaching to the relevant records.

16Run Off Insurance
1.D&O Run Off Policy and PI Run Off Policy
(a)Prior to Completion, the Sellers must procure:
(i)the renewal of the Management Liability policy (policy number 9641351PVE for the period 31 October 2025 to 31 October 2026) and the Professional Indemnity policy (policy number PL-PE-25-617689 for the period 31 October 2025 to 31 October 2026) on terms no less favourable than the expiring policies; and
(ii)that a D&O Run Off Policy and a PI Run Off Policy (together, Run Off Insurance) obtained by each Group Company to protect the insureds, for a period of at least seven years on and from the Completion Date, on terms no less favourable than the current policy in force as at the date of this document and for a premium approved by the Buyer (such approval not to be unreasonably withheld, conditioned or delayed), in respect of claims arising out of or in connection with any fact, matter or circumstance occurring in relation to any Group Company or any acts or omissions of a director or officer of any Group Company in the period up to and including Completion (including in connection with the transaction).
(b)For a period of seven years from the Completion Date, the Buyer must procure that each Group Company maintains, complies with and preserves each of the indemnities and other rights under:
(i)the Run Off Insurance;
(ii)the deeds of access, indemnity and insurance; and
(iii)each constitution of a Group Company as it applies to the period before Completion,

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which are made by them in favour of the Insured Officers and, in particular, must not amend, terminate, modify or cancel any Run Off Insurance or any such indemnity or knowingly take any action or fail to take any action which the Buyer knows would:
(iv)prejudice or adversely affect any Run Off Insurance or the indemnities or rights of any Insured Officer under the D&O Run Off Policy or constitution; or
(v)entitle any insurer of the Run Off Insurance to cancel, qualify or avoid cover or to deny or reduce their liability in whole or in part for any claim, except to the extent any such amendment or modification is required by applicable law or is effected with the prior written agreement of each affected Insured Officer.
(c)From Completion, the Buyer must, and must procure that each Group Company, provides reasonable access to records, personnel, witnesses and any other reasonable assistance necessary to enable the Insured Officers (or any of them) to make or progress any valid claim under the D&O Run Off Policy.
(d)The obligations of the Buyer under this clause 16 are binding on the Buyer and all of its successors and assigns. If the Buyer or any Group Company undergoes a change of control, merger, amalgamation or sale of all or substantially all of its assets after Completion, the Buyer must use reasonable endeavours to include as a term of any such transaction that the relevant successor, surviving entity or acquirer assumes and agrees to be bound by the obligations of the Buyer under this clause 16 in favour of the Insured Officers.
(e)For the avoidance of doubt, any premium paid prior to the Completion Time for the Run Off Insurance with the prior approval of the Buyer will not be recorded as a prepayment and will be excluded from the Completion Accounts and Completion Debt.
(f)The Buyer acknowledges and agrees that each Seller enters into this clause 16 for itself, and as trustee for each person identified in this clause who is not a party to this document, each of whom may rely on and enforce this clause.

17Restraint
1.Terms used in this clause
In this clause, these terms have the following meanings:

Restrained Parties	Paul Luscombe and Paul Wayne Jeffery.
Restraint Area	Any of the following areas: (a)Australia; (b)Western Australia and Victoria; and (c)Western Australia.
Restraint Period	(a)Five years commencing on the Completion Date.
Restricted Business	Any business which is the same or substantially similar to, or which is or is likely to be competitive with, any material part of the Business.

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2.Non-competition
To protect the interests of the Buyer in the goodwill of the Business, each Restrained Party separately undertakes to the Buyer and the Company that they will not during the Restraint Period, within the Restraint Area, do any one or more of the following:
(a)directly or indirectly carry on in any manner whatsoever a Restricted Business, whether as employee, manager, director, shareholder, member, partner, lender, joint venture participant, consultant or in any other capacity or prepare to do so;
(b)on their own account, or for any person, entice or induce away from the Business:
(i)any customer of the Business;
(ii)any supplier to the Business; or
(iii)any director, officer, employee, contractor or consultant of a Group Company, who is employed or engaged by, or who has that relationship with, a Group Company at the Completion Date; or
(c)counsel, procure or otherwise assist any person to do any of the acts referred to in this clause 17.2.
3.Exceptions
Nothing in this clause restricts a Restrained Party from:
(a)holding or acquiring (either directly or indirectly) securities in any body corporate or unit trust listed on the Australian Securities Exchange which in aggregate carry not more than 19.9% of the votes that could be cast at a general meeting of that body corporate or a meeting of unitholders of that unit trust;
(b)being engaged at the request of the Buyer or a Group Company after Completion, or performing services for the Buyer or a Group Company at the request of the Buyer (including pursuant to any consultancy or transition services arrangement entered into at or around Completion);
(c)placing a general advertisement for an employment vacancy and negotiating with any person who responds to that advertisement;
(d)accepting employment from, engaging with, or hiring any director, officer, employee, contractor or consultant of a Group Company who voluntarily approaches the Restrained Party at their own initiative and without any solicitation, inducement or approach by the Restrained Party or any of its associates;
(e)providing consulting services to any person in connection with the mining or resources industries, provided that such services do not relate to services or products that are the same or substantially similar to those provided by the Business and do not involve the use or disclosure of any Confidential Information; or
(f)performing any obligation under a contract, arrangement or commitment that was entered into before the Completion Date and that has been Fairly Disclosed in the Disclosure Material, provided that the Restrained Party does not renew, extend, or materially expand the scope of that contract, arrangement or commitment after the Completion Date.

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4.Independence of separate restraints
Clause 17.2 has effect as multiple, separate and independent restraints consisting of each separate restraint set out in clauses 17.2(a) to (c) combined with each individual Restraint Area and each individual Restraint Period.
5.Severance
If any independent restraint, provision or part of a provision of clause 17.2 is held or found to be void, invalid or otherwise unenforceable it will be deemed to be severed to the extent that it is void or to the extent of voidability, invalidity or unenforceability, but the remainder of that clause will remain in full force and effect.
6.Acknowledgement
Each Restrained Party acknowledges that all prohibitions and restrictions contained in this clause 17 are reasonable in the circumstances and necessary to protect the goodwill of the Business.
7.Damages not an adequate remedy
Each Restrained Party agrees that any breach of the undertakings contained in clause 17.2 may not adequately be compensated by an award of damages and any breach will entitle the Buyer, in addition to any other remedies available at law or in equity, to seek an injunction to restrain the committing of any breach (or continuing breach).
8.Benefits non-assignable
(a)If all or substantially all of the:
(i)Business is sold by a Group Company; or
(ii)shares in a Group Company are transferred,
to a person who is not the Buyer or a Group Company, the restraints under this clause 17 will expire immediately.

18Employees
1.Post-Completion indemnities
(a)The Buyer indemnifies the Sellers and each Seller’s Related Bodies Corporate against any Loss suffered or incurred arising out of or in connection with any Claim by any employee or former employee of a Group Company, or any Government Agency as a result of a decision, act or omission of the Buyer or a Group Company after Completion, for any amount to which that employee is entitled in respect of their employment after Completion, including but not limited to any Claim arising from:
(i)the termination of the employment of any employee of a Group Company after Completion, for cause or otherwise, including unfair dismissal and general protections claims, but only to the extent that the Claim arises from a decision, act or omission of the Buyer or a Group Company after Completion; and

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(ii)any decision made by or on behalf of the Buyer or a Group Company after Completion, including where the employee’s or former employee’s service began before Completion, provided that the Buyer is not liable under this clause 18.1 for any Loss to the extent that it arises from a failure by a Group Company on or before Completion to correctly calculate, pay or provide any wages, entitlements or superannuation, or to correctly classify any employee, contractor or consultant (Pre-Completion Employment Failure), except to the extent that the relevant amount has been provided for in the Completion Accounts or taken into account in calculating the Net Cash Amount. For the avoidance of doubt, this clause does not apply to any Loss arising from a decision, act or omission of the Buyer or a Group Company after Completion, including where the amount of that Loss is calculated by reference to an employee’s service before Completion.
(b)The Sellers indemnify the Buyer and each Group Company against any Loss suffered or incurred arising out of or in connection with any Claim by any employee or former employee of a Group Company, or any Government Agency, to the extent that the Claim arises from or in connection with any Pre-Completion Employment Failure. The Sellers are not liable to the extent:
(i)the relevant amount has been provided for in the Completion Accounts or taken into account in calculating the Net Cash Amount; or
(ii)the Loss arises from a decision, act or omission of the Buyer or a Group Company after Completion.
2.Termination costs
For 12 months after Completion, the Buyer must bear the full cost of any redundancy, severance or other termination payment, and the Sellers have no liability to contribute to such cost.

19Warranties
1.Sellers' Warranties
Each Seller gives certain warranties in favour of the Buyer in accordance with the provisions of Schedule 7 and Schedule 8.

20Buyer’s Warranties
1.Buyer’s Warranties
The Buyer represents and warrants to each of the Sellers that each of the following statements is true and accurate as at the Execution Date and will be true and accurate as at Completion (except that where a Buyer Warranty is expressed to be given only at a particular time, it is given only at that time):
(a)the Buyer is duly incorporated and validly exists under the laws of its place of incorporation;

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(b)all necessary corporate action has been taken by the Buyer to authorise the execution, delivery and performance of this document and to carry out the transactions contemplated by it, including the obtaining of all necessary board, shareholder and corporate approvals;
(c)this document constitutes a valid, binding and enforceable obligation on the Buyer in accordance with its terms;
(d)the execution, delivery and performance by the Buyer of this document does not and will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:
(i)any provision of the constitution or other constituent documents of the Buyer;
(ii)any applicable law, order, judgment or decree to which the Buyer is a party or is subject or by which it is bound; or
(iii)any material term or provision of any agreement, arrangement or deed to which the Buyer is a party or by which it is bound;
(e)the Buyer is not the subject of any Insolvency Event and, as far as the Buyer is aware, there are no facts, matters or circumstances that could reasonably be expected to give rise to an Insolvency Event in respect of the Buyer;
(f)at Completion, and at each date on which any Adjustment Amount, Earn-Out Amount or other amount is payable by the Buyer under this document, the Buyer has (or will have) available to it on an unconditional basis sufficient cash resources to pay the full Purchase Price and all other payment obligations of the Buyer to the Sellers' Representative under this document; and
(g)the Buyer enters into and performs this document on its own account and not as trustee for or nominee of any other person.
2. Construed independently
Each Buyer Warranty must be construed independently and is not limited by reference to any other Buyer Warranty.
3.Reliance
The Buyer acknowledges that the Sellers have entered into this document and will Complete this document in reliance on the Buyer Warranties.
4.Survival
Each Buyer Warranty will remain in full force and be binding despite Completion.
5.Indemnity for breach of Buyer Warranties
The Buyer indemnifies the Sellers against and must pay to the Sellers on demand an amount equal to all Loss suffered or incurred by the Sellers arising from or in connection with a breach of any Buyer Warranty.

21Tax

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1.Pre Completion Returns and Straddle Returns
(a)The Buyer and the Sellers must co-operate and provide any assistance reasonably requested by another party in connection with any Tax Returns of a Group Company with respect to a period or part period ended before the Completion Date and any administrative proceeding involving any such Tax Return.
(b)The Sellers have, at their own cost and expense, the sole conduct and control of the preparation and filing of all Tax Returns of each Group Company to the extent they relate to any periods (or part periods) ended on or before the Completion Date (Pre Completion Returns).
(c)The Sellers must ensure that each Pre Completion Return is prepared in a manner consistent with the requirements of any Tax Law and the past practice of the relevant Group Company and must deliver each Pre Completion Return to the Buyer as soon as it is available but no later than:
(i)in the case of a monthly Tax Return, 10 Business Days;
(ii)in the case of any other Tax Return, 30 Business Days,
before it is due to be filed (taking into account any extension of time to file the Pre Completion Return which has been properly obtained), for the Buyer’s review and comment.
(d)The Buyer has, at its own cost and expense, the sole conduct and control of the preparation and filing of all Tax Returns of each Group Company for any period that includes, but does not end on or before the Completion Date (Straddle Returns).
(e)The Buyer must ensure that each Straddle Return is prepared in a manner consistent with the requirements of any Tax Law and the past practice of the relevant Group Company and must deliver each Straddle Return to the Sellers as soon as it is available, but no later than:
(i)in the case of a monthly Tax Return, 10 Business Days;
(ii)in the case of any other Tax Return, 30 Business Days,
before it is due to be filed (taking into account any extension of time to file the Straddle Return which has been properly obtained), for the Sellers’ review and comment.
(f)The Buyer must ensure that each Straddle Return and (subject to the Sellers complying with clause 21.1(c)) each Pre Completion Return is filed by the due date for filing (taking into account any extension of time to file the Straddle Return or Pre Completion Return which has been properly obtained).
(g)If there is a dispute in relation to a Pre Completion Return or Straddle Return under clause 21.2 which is not resolved before the due date for filing the return, the Buyer must:
(i)in the case of a Pre Completion Return, ensure that the return is filed as prepared by the Sellers (except to the extent that the Buyer has obtained an opinion from a suitably qualified tax adviser that an item required by the Sellers in a Pre Completion Return is inconsistent with the law or generally accepted administrative practice of the relevant Government Agency, in which case the Buyer may amend the Pre Completion Return in accordance with that advice);
(ii)in the case of a Straddle Return, file the return as prepared by the Buyer; and

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(iii)in either case, ensure that an amended return, which reflects the resolution of the disputed items under clause 21.2, is filed promptly after the disputed items are resolved (if required having regard to the terms of the resolution of the disputed items).
2.Objections to Pre Completion Returns or the Straddle Returns
(a)If the Buyer or the Sellers’ Representative objects to any items set out in the Pre Completion Return or the Straddle Return (as applicable) it must give notice in writing to the other (Dispute Notice) as soon as it is aware of the objection, but no later than:
(i)in the case of a monthly Tax Return, five Business Days;
(ii)in the case of any other Tax Return, 10 Business Days,
before the Pre Completion Return or Straddle Return (as applicable) is due to be filed (taking into account any extension of time to file the Straddle Return which has been properly obtained), setting out full details of the objection including:
(i)the items in dispute;
(ii)as far as possible, the amount in dispute; and
(iii)as far as possible, the adjustments or amendments to the Pre Completion Return or Straddle Return which they are seeking,
(Disputed Matters).
(b)If the Buyer or the Sellers’ Representative gives a Dispute Notice, the Buyer and Sellers must enter into good faith negotiations and use all reasonable endeavours to agree the Disputed Matters in dispute as quickly as possible.
(c)If the Buyer and Sellers cannot resolve any such dispute within 10 Business Days of the objection being notified (or such other period as they agree in writing), then the Buyer and Sellers (through the Sellers’ Representative) must appoint the Tax Expert to determine the proper treatment of the Disputed Matters in accordance with the provisions of Schedule 5.
(d)Despite the appointment or determination of the Tax Expert under clause 21.2(c), the Buyer and Sellers (through the Sellers’ Representative) may, at any time, agree in writing the treatment of any or all of the Disputed Matters.
3.Pre Completion Tax Events
(a)The Buyer must ensure that no Group Company amends or seeks to amend any Tax Return of a Group Company which was lodged before the Completion Date without the prior consent of the Sellers’ Representative (such consent not to be unreasonably withheld or delayed).
(b)Except in relation to the preparation of Pre Completion Returns and Straddle Returns (to which clauses 21.1(b) to (g) apply), from and after Completion the Buyer must, and must ensure that each Group Company will:
(i)not disclose any information or material to a Government Agency in relation to any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before, on, or as a result of, Completion (Pre Completion Tax Event) without the prior written consent of the Sellers’ Representative (which

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consent must not be unreasonably withheld or delayed), except as required by law;
(ii)not make any admission of liability, or any agreement, compromise or settlement with a Government Agency in relation to a Pre Completion Tax Event without the prior written consent of the Sellers’ Representative (which consent must not be unreasonably withheld or delayed);
(iii)co-operate with and assist the Sellers in relation to any Pre Completion Tax Event; and
(iv)promptly provide the Sellers’ Representative with copies of any correspondence with, or material provided to or by, a Government Agency and keep the Sellers’ Representative informed of any oral discussions with a Government Agency in relation to a Pre Completion Tax Event.
(c)The Sellers must co-operate with and assist the Buyer in relation to any Pre Completion Tax Event.
4.Tax indemnity
(a)Subject to clause 21.4(b), on and from Completion, the Sellers indemnify the Buyer, the head company of any Consolidated Group of which the Buyer is a member and the Group Companies (the Indemnified Entities) from and against:
(i)all liability of an Indemnified Entity for Tax in relation to a Group Company that:
(A)arises from or relates to any actual or deemed income, profits or gains earned (including capital gains), received or arising on or before the Completion Date; or
(B)is attributable to any act, transaction, event or omission occurring before Completion, including the payment of any Permitted Dividend; and
(ii)all liability of the Indemnified Entities for Tax Costs incurred by them or on their behalf, to the extent that those Tax Costs arise from, or relate to, any of the matters for which the Indemnified Entities may be liable under clause 21.4(a)(i).
(b)The Sellers are not liable under the indemnity in clause 21.4(a) for any Loss:
(i)to the extent that a provision for the Loss is taken into account in calculating the Actual Working Capital Amount, the Working Capital Adjustment Amount, the Purchase Price or the Net Cash Amount, as evidenced by the Completion Accounts and the Completion Report, but only to the extent of the provision so taken into account;
(ii)for which the Buyer is liable under clause 28.1;
(iii)to the extent it arises from any of the following occurring after the date of this document, even if it has retrospective effect, unless announced prior to the date of this document:
(A)an amendment to any law;
(B)a ruling of a Government Agency administering any Tax;
(C)a change in the practice of a Government Agency administering any Tax; or
(D)a variation in a rate of Tax;

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(iv)to the extent it arises from the Tax being GST which is recoverable from the recipient of a supply or for which an input tax credit is available;
(v)to the extent it arises from a change by any Group Company after Completion in an election or choice for Tax purposes, from an election or choice made (or from an absence of any election or choice made) before Completion, unless the change is required to comply with Tax Law;
(vi)to the extent it arises from an election or choice made after Completion without the fully informed prior written consent of the Sellers’ Representative in connection with a Tax Return or a request to amend an assessment, in each case relating to a period before Completion, unless required to comply with Tax Law;
(vii)to the extent it arises from the action or inaction of any member of the Buyer Group, including the failure of any member of the Buyer Group after Completion, in a timely manner, to:
(A)lodge any return, notice, objection or other document;
(B)claim all or any portion of any allowance, rebate, refund, offset, credit or deduction;
(C)disclose or correctly describe in any return, notice, objection or other document any fact, matter or thing;
(D) make any relevant roll-over or other election, claim or application to any Government Agency; or
(E)take any other action which the member of the Buyer Group is required to take under this clause 21 or any Tax Law;
(viii)to the extent it arises from any act, omission, or occurrence on or after Completion or an amount derived (or deemed to be derived) for Tax purposes on or after Completion;
(ix)to the extent it arises from any Group Company ceasing to be a member of a consolidated group (as defined in the Tax Act) on or after Completion, or joining a new consolidated group on or after Completion, or from any member of the Buyer Group otherwise joining a new group for Tax purposes on or after Completion; or
(x)to the extent it arises from any member of the Buyer Group taking a position in relation to the application of a Tax Law or under a Tax, accounting or other policy that is inconsistent with the position taken by the Group Company or the Sellers before Completion, unless required to comply with Tax Law.
(c)All amounts payable by a Seller to the Buyer or the Company under this document in respect of a Claim under the indemnity in clause 21.4(a) must be paid by the later of:
(i)the date which is five Business Days before the due date for payment of the Tax liability to which the Claim relates (or before any extended due date for payment permitted by the relevant Government Agency); and
(ii)the date which is 15 Business Days after notice of the Claim is provided to the Seller.
(d)If, after Completion, a Group Company receives a refund of any Tax paid before Completion and such refund:

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(i)arises from or relates to any actual or deemed income, profits or gains earned, received or arising before the Completion Date; or
(ii)is attributable to any event occurring before the Completion Date, including the payment of any Permitted Dividend, then, except to the extent that the refund or reduction is otherwise taken into account in the Completion Accounts, the Buyer must:
(iii)promptly notify the Sellers’ Representative of the refund or reduction, providing reasonable details; and
(iv)within 20 Business Days pay an amount equal to the refund or reduction to the Sellers in their Respective Proportions.
(e)If any Indemnified Entity (as defined under clause 21.4(a)) is not a party to this document, then the Buyer accepts the full benefit of any provisions or indemnity in that clause which are expressed to be for the benefit of or in favour of that Indemnified Entity and holds the benefit of those provisions as trustee for that Indemnified Entity.
5.Foreign resident capital gains withholding
(a)In this clause:
(i)Australian Resident has the meaning given to it in the TA Act; and
(ii)TA Act means the Taxation Administration Act 1953 (Cth).
(b)For the purposes of section 14-225 of Schedule 1 to the TA Act, each Seller declares and warrants to the Buyer that, for the period commencing on the date of this document up to and including Completion, the Seller is an Australian Resident.
(c)If the Completion Date is more than six months after the date of this document, it is a condition of Completion that each Seller provides a further warranty in writing as to whether it is an Australian Resident at least 10 Business Days prior to Completion.
(d)If Completion occurs on or after the date on which the proposed changes to Subdivision 14-D of Schedule 1 to the TA Act under the Treasury Laws Amendment (Strengthening Accountability for Tax Adviser Misconduct and Other Measures) Bill 2026 come into legal effect, the Sellers will undertake any additional action required to ensure, as far as is reasonably practicable, that the Buyer is not required to pay any amount under Subdivision 14-D of Schedule 1 to the TA Act to the Tax Commissioner in connection with the Purchase Price.

22Guarantee by Buyer’s Guarantor
1.Consideration
The Buyer's Guarantor acknowledges that the Sellers are acting in reliance on the Buyer's Guarantor incurring obligations and giving rights under this clause.
2.Guarantee and indemnity
The Buyer's Guarantor:
(a)unconditionally and irrevocably guarantees to the Sellers on demand, the due and punctual performance of the Buyer's obligations under this document; and

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(b)as a separate and additional liability, indemnifies the Sellers against all Loss, actions, Proceedings and judgments of any nature, incurred by the Sellers or brought, made or recovered against the Sellers (as applicable) arising from any default or delay in the due and punctual performance of the Buyer's obligations under this document.
3.Extent of guarantee and indemnity
Subject to clause 22.11, the liability of the Buyer's Guarantor under this clause 22 is not affected by anything that might operate to release or exonerate the Buyer's Guarantor in whole or in part from its obligations under this clause 22 including any of the following, whether with or without the consent of the Buyer's Guarantor:
(a)the grant to the Buyer or any other person (other than the Buyer's Guarantor) of any time, waiver or other indulgence, or the discharge or release of the Buyer or any other person (other than the Buyer's Guarantor) from any liability or obligation;
(b)any transaction or arrangement that may take place between the Sellers, the Buyer, the Buyer's Guarantor or any other person;
(c)the Sellers exercising or refraining from exercising their rights under any security or any other rights, powers or remedies against the Buyer, the Buyer's Guarantor or any other person;
(d)the amendment, replacement, extinguishment, unenforceability, failure, loss, release, discharge, abandonment or transfer either in whole or in part and either with or without consideration, of any security now or in the future held by the Sellers from the Buyer, the Buyer's Guarantor or any other person or by the taking of or failure to take any security;
(e)the failure or omission or any delay by the Sellers or the Buyer to give notice to the Buyer's Guarantor of any default by the Buyer or any other person under this document; and
(f) any disability or incapacity related to the Buyer, the Buyer's Guarantor or any other person.
4.Principal and independent obligation
This clause 22 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation and extends to cover this document as amended, varied, supplemented, renewed or replaced.
5.Continuing guarantee and indemnity
This clause 22 is a continuing obligation of the Buyer's Guarantor, despite Completion, and remains in full force and effect for so long as the Buyer has any liability or obligation to the Sellers under this document and until all of those liabilities or obligations have been fully discharged.

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6.Currency
The Buyer's Guarantor must pay all moneys that it becomes liable to pay under clause 22 in the currency in which they are payable under this document and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.
7.Suspension of Buyer’s Guarantor’s rights
The Buyer's Guarantor:
(a)waives any right to be subrogated to or otherwise have the benefit of this document, any collateral security or any other document or arrangement (regardless of the parties to any such document or arrangement) so long as the Buyer's Guarantor has any liability or obligation (actual or contingent) to the Sellers under this document; and
(b)other than a right of set-off or counterclaim available to the Buyer under this document, must not exercise a right of set-off or counterclaim which reduces or extinguishes any liability or obligation of the Buyer or the Buyer's Guarantor under this document, and the Sellers are not obliged to marshal in favour of the Buyer's Guarantor any security or any property that the Sellers have an interest in or may be entitled to receive.
8.Reinstatement of rights of Sellers
If any transaction or payment relating to any liability or obligation of the Buyer or the Buyer's Guarantor under this document is void, voidable or otherwise unenforceable or refundable:
(a)the Sellers are entitled against the Buyer's Guarantor to all rights under this document and any collateral security that they would have had if the transaction or payment had not occurred or been made, as the case may be; and
(b)the Buyer's Guarantor must do all things and sign such documents necessary or convenient to restore to the Sellers their rights under this document or any collateral security immediately before that transaction or payment.
9.Insolvency of Buyer
(a)The Buyer's Guarantor must not, so long as the Buyer's Guarantor has any liability or obligation (actual or contingent) to the Sellers under this document:
(i)directly or indirectly claim or receive the benefit of any distribution, dividend or payment; or
(ii)prove or claim for any distribution, dividend or payment in competition with the Sellers, in the insolvency of the Buyer so as to diminish any distribution, dividend or payment which, but for that claim or proof, the Sellers would be entitled to receive.
(b)The Buyer's Guarantor appoints each Seller, and each authorised representative of each Seller, severally, to be its attorney with authority to prove, in the name of the Buyer's Guarantor, the insolvency of the Buyer for all money to which the Buyer's

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Guarantor may be entitled from the Buyer up to an amount which does not exceed the amount which may be payable by the Buyer's Guarantor under this document.
10.Buyer’s Guarantor Warranties
The Buyer’s Guarantor represents and warrants to each of the Sellers that each of the following statements is true and accurate as at the Execution Date and will be true and accurate as at Completion:
(a)the Buyer’s Guarantor is duly incorporated and validly exists under the laws of its place of incorporation;
(b)all necessary corporate action has been taken by the Buyer’s Guarantor to authorise the execution, delivery and performance of this document and the guarantee obligations undertaken in this clause, including the obtaining of all necessary board and corporate approvals;
(c)this document and the obligations of the Buyer’s Guarantor under it (including under the guarantee in this clause) constitute valid, binding and enforceable obligations of the Buyer’s Guarantor in accordance with their terms;
(d)the execution, delivery and performance by the Buyer’s Guarantor of this document (including the guarantee obligations) does not and will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:
(i)any provision of the constitution or other constituent documents of the Buyer’s Guarantor;
(ii)any applicable law, order, judgment or decree to which the Buyer’s Guarantor is a party or is subject or by which it is bound; or
(iii)any material term or provision of any agreement, arrangement or deed to which the Buyer’s Guarantor is a party or by which it is bound;
(e)the Buyer’s Guarantor is not the subject of any Insolvency Event and, as far as the Buyer’s Guarantor is aware, there are no facts, matters or circumstances that could reasonably be expected to give rise to an Insolvency Event in respect of the Buyer’s Guarantor;
(f)the Buyer’s Guarantor has (or at Completion will have) access to sufficient cash resources to meet the financial and other obligations of the Buyer under this document and to honour the guarantee obligations undertaken in this clause; and
(g)the Buyer is a direct or indirect wholly owned subsidiary of the Buyer’s Guarantor.
The Buyer’s Guarantor acknowledges that the Sellers have entered into this document in reliance on the Buyer’s Guarantor Warranties.
Each Buyer’s Guarantor Warranty must be construed independently and is not limited by reference to any other Buyer’s Guarantor Warranty.
11.Limitations on Buyer's Guarantor liability
Notwithstanding any provision of any Transaction Document, but subject to the remainder of this clause, the liabilities and obligations of the Buyer's Guarantor under this clause 22 in relation to a Claim, Tax Claim or any other matter will not be greater than the liabilities and

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obligations which the Buyer has, or would have, in relation to that Claim, Tax Claim or matter, assuming that the Buyer:
(a)is solvent;
(b)has full legal capacity and power; and
(c)has validly executed, and is bound by, this document, and the Buyer's Guarantor has the benefit of all exclusions, qualifications and limitations in this document that apply to those liabilities and obligations of the Buyer.
However, the Buyer's Guarantor is not entitled to rely on any defence, exclusion or limitation to the extent it arises from the insolvency, deregistration, incapacity or legal limitation of the Buyer.

23Payments and default interest
1.Payment directions
A party to whom a payment must be made under this document may, by notice in writing to the person who must make the payment, direct them to make all or part of the payment to another person.
2.Method of payment
A party must make any payment it is required to make under this document by:
(a)telegraphic transfer or electronic funds transfer of cleared funds into a bank account nominated in writing by the party to whom a payment must be made; or
(b)any other method agreed in writing between the party who must make the payment and the party to whom it is to be made.
3.Time for notices
Subject to this document, a payment direction under clause 23.1 or a nomination of a bank account under clause 23.2(a) must be given to the person who must make the payment at least five Business Days before the payment is due.
4.Default interest
(a)If a party (Payor) fails to pay any amount payable by it under this document at the time and otherwise as required by this document then, without limiting any other right or remedy of the party to whom the payment must be made (Payee), the Payor must pay to the Payee, on demand, interest on the amount payable in accordance with clause 23.4(b).
(b)The interest:
(i)is calculated for each day at six per cent per annum;
(ii)accrues daily from the due date for payment until the day immediately before the date of actual payment;
(iii)is calculated daily on the basis of a 365 day year; and
(iv)compounds monthly.

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5.Effect of payments
If a payment is made:
(a)by a Seller to the Buyer in respect of a Claim under this document, that payment will be treated as a reduction of the Purchase Price; or
(b)by the Buyer to a Seller in respect of a Claim under this document, under section 3 of Schedule 7, or otherwise in repayment of an amount referred to in clause 23.5(a), that payment will be treated as an increase in the Purchase Price.
6.Tax effects
In calculating the Loss suffered or incurred by the Buyer or a Group Company arising from or in connection with a breach of the Sellers’ Warranties or under the Tax indemnity in clause 21.4(a):
(a)any tax benefit, credit or reduction received by the Buyer or a Group Company as a result of the Loss arising from or in connection with that breach or the Tax indemnity (as applicable) will be taken into account to the extent it actually results in a reduction to a Tax liability for the Buyer or a Group Company and the liability of the Sellers will be decreased accordingly; and
(b)to the extent that any payment by a Seller to the Buyer or the Company in respect of such a Claim will cause the Buyer or a Group Company to incur a Tax liability or suffer a loss of relief under the Tax Law, the amount of the Tax liability or the Loss suffered as a result of the loss of relief under the Tax Law will be taken into account and the relevant Seller will be liable to pay an additional amount as follows:
where:
AA =     the additional amount to be paid;
P =     the amount payable by the relevant Seller disregarding this clause; and
T =    the income tax rate that would apply to the Buyer in respect of the payment of the additional amount, expressed as a decimal.

24Confidentiality
1.Agreed announcement
A party may not make any public announcement relating to any Transaction Document (including the fact that the parties have executed this document) unless the parties have consented in writing to the announcement, including the form, content and timing of that announcement (such consent not to be unreasonably withheld, conditioned or delayed), or that announcement is otherwise permitted under clause 24.4(a).
2.No use or disclosure of Confidential Information
(a)From the Execution Date, the Sellers must not use or disclose to any person (other than the Buyer and its Representatives) any Confidential Information, except:

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(i)if and to the extent that:
(A)disclosure is required to be made by law;
(B)use or disclosure is required for the Sellers to conduct the Business up to Completion in the ordinary and usual course consistent with past practice;
(C)use or disclosure is required for a Seller to perform its obligations or enforce its rights under this document or any other Transaction Document (including in connection with the verification of, or any dispute in relation to, the Earn-Out Amount, the Completion Accounts or any Claim);
(D)disclosure is made on a confidential basis to a Seller’s Representatives, professional advisers, financiers, insurers, or (where the Seller is a trustee) the beneficiaries of the relevant trust, in each case who need to know the information and are under a duty of confidentiality; or
(E)disclosure is made to any Government Agency administering a Tax, or is required for the preparation or lodgement of any Tax Return or the management of any Tax affairs of a Seller (or its beneficiaries);
(ii)with the prior written approval of the Buyer; or
(iii)where the information has come into the public domain otherwise than as a result of a breach of any obligation of confidentiality by a Seller, its Related Bodies Corporate or Representatives, or by any Group Company prior to Completion.
(b)From Completion, the Buyer and each Group Company may use and disclose to any person Confidential Information.
(c) Each recipient of Confidential Information which is a body corporate must ensure that its Representatives and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 24 and the Confidentiality Deed.
(d)The obligations of the parties under the Confidentiality Deed continue in full force and effect and are not affected by this clause 24, clause 28.13 or by Completion. To the extent of any inconsistency between this clause 24 and the Confidentiality Deed, this clause 24 prevails.
3.No disclosure
(a)Except as permitted by clause 24.4, each party (Recipient) must keep confidential:
(i)the existence and terms of each Transaction Document;
(ii)all negotiations between the parties in relation to the subject matter of each Transaction Document; and
(iii)all other information relating to another party, its Related Bodies Corporate or its business disclosed to the Recipient or its Representatives under or in connection with any Transaction Document, but excluding any Confidential Information.
(b)Each Recipient must procure that each of its Related Bodies Corporate and Representatives keeps the information referred to in clause 24.3(a) confidential.
(c)Until Completion the Sellers must, and from Completion the Buyer must, procure that each Group Company and each of their respective Representatives keeps the information referred to in clause 24.3(a) confidential.

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4.Permitted disclosure
A Recipient is not prevented from disclosing any information referred to in clause 24.3(a):
(a)if and to the extent that disclosure is required to be made by law, a requirement of a Government Agency or the rules of any stock exchange on which the securities of the Recipient or any of its Related Bodies Corporate are listed, provided that before disclosure is made, the Recipient has (to the extent practicable and lawful to do so) consulted with the other parties and taken into account any reasonable comments regarding the disclosure;
(b)if disclosure is made by way of an announcement made in accordance with clause 24.1;
(c)if and to the extent that disclosure is reasonably required to enable the Recipient to perform its obligations or enforce its rights under any Transaction Document;
(d)on a confidential basis to the Recipient’s Related Bodies Corporate and Representatives, and by a Seller to any Group Company prior to Completion and by the Buyer to any Group Company from Completion, if and to the extent that the person has a need to know for the purposes of any Transaction Document or for the Recipient to conduct its business generally in the ordinary course;
(e)to any financier, insurer or auditor of the Recipient or any of its Related Bodies Corporate, if and to the extent that the person has a need to know for the purposes of any Transaction Document or for the Recipient to conduct its business generally in the ordinary course, provided that the Recipient must procure that the person keeps the information confidential;
(f)with the prior written approval of the other parties; or
(g)where the information has come into the public domain otherwise than as a result of a breach of any obligation of confidentiality by the Recipient, its Related Bodies Corporate or Representatives, or, where the Recipient is a Seller, by any Group Company prior to Completion, or, where the Recipient is the Buyer, by any Group Company from Completion.
5.PPSA confidentiality and waiver
Each party agrees that:
(a)nothing in this document is to be construed as constituting the consent of a party to the disclosure of information for the purposes of section 275(7) of the PPSA; and
(b)it will not authorise the disclosure of information under section 275(7)(c) of the PPSA or request information under section 275(7)(d) of the PPSA (as applicable).

25Termination
1.Termination by the Sellers
The Sellers (through the Sellers’ Representative) may terminate this document by written notice to the Buyer at any time before Completion:
(a)in accordance with clause 12.4;
(b)in accordance with clause 6.6;

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(c)if the Buyer Warranty in clause 20.1(f) or the warranty in clause 22.10(f) is or becomes untrue or inaccurate; or
(d)if the Buyer or Buyer’s Guarantor becomes bankrupt or insolvent or enters into liquidation (other than a voluntary liquidation for the purposes of reconstruction, amalgamation or similar reorganisation) or enters into any arrangement or composition with any creditor or has a receiver, a receiver and manager, a trustee, an administrator or an agent in possession appointed, but is not entitled to terminate or rescind this document for any other reason.
2.Termination by the Buyer
The Buyer may terminate this document by written notice to the Sellers’ Representative at any time before Completion:
(a)in accordance with clause 12.4;
(b)in accordance with clause 6.5; or
(c)if there is a breach of a Title Warranty which is incapable of remedy before Completion, but is not entitled to terminate or rescind this document for any other reason.
3.Effect of termination
If this document is terminated before Completion:
(a)the provisions of this document will cease to have effect except for:
(i)the provisions of clauses 1 (Interpretation), clause 2 (Sellers’ Representative), 12.4 (Notice to Complete), 22 (Guarantee by Buyer’s Guarantor), 23 (Payments and default interest), 24 (Confidentiality), 25 (Termination), 26 (Notices), 27 (GST) and 28 (General); and
(ii)Schedule 7, to the extent it applies to any Claim in respect of a breach of this document occurring before termination; and
(b)each party retains the rights it has against any other party in respect of any breach of this document occurring before termination.

26Notices
1.General
A notice, demand, certification, process or other communication relating to this document (Notice):
(a)must:
(i)be in legible writing in English;
(ii)be signed by the party giving the Notice (Sending Party) or by a person duly authorised by the Sending Party; and
(iii)(in the case of email):
(A)clearly indicate that the email is a Notice under or in connection with this document;

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(B)state the name of the Sending Party and be sent by the Sending Party or a person duly authorised by the Sending Party; and
(C)if the email contains attachments, ensure the attachments are in a format the receiving party can download, open and view at no additional cost, and Notices sent by email are taken to be signed by the Sending Party; and
(b)may be given by an agent of the Sending Party (including its lawyers).
2.How to give a Notice
A Notice must be given to a party using one of the following methods (and no other method):
(a)personally delivered;
(b)left at the party’s current delivery address for Notices;
(c)sent to the party’s current postal address for Notices by pre-paid express mail or, if the address is outside Australia, by pre-paid express airmail; or
(d)sent by email to the party’s current email address for Notices.
3.Particulars for delivery of Notices
(a)The particulars for delivery of Notices are set out in Schedule 13.
(b)Each party may change its particulars for delivery of Notices by notice to each other party.
4.When Notice taken to be received
Subject to clause 26.5 and without limiting the ability of a party to prove that a Notice has been given and received at an earlier time, a Notice is taken to be given by the Sending Party and received by the recipient:
(a)(in the case of delivery by hand or courier service) on delivery;
(b)(in the case of prepaid express post sent to an address in the same country) on the second Business Day after the date of posting;
(c)(in the case of prepaid express post sent to an address in a different country) on the fourth Business Day after the date of posting; and
(d)(in the case of email) on the earlier of:
(i)the time sent (as recorded by the device or service from which the sender sent the email) unless, within four hours of sending the email, the sender receives an automated message that the email has not been delivered;
(ii)receipt by the sender of an automated message confirming delivery; and
(iii)the time of receipt as acknowledged by the recipient (either orally or in writing), provided that:
(e)the Notice will be taken to be so given by the sender and received by the recipient regardless of whether:
(i)the recipient is absent from the place at which the Notice is delivered or sent;
(ii)the Notice is returned unclaimed; or

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(iii)(in the case of email) the email or any attachment is opened by the recipient; and
(f)if the Notice specifies a later time as the time of delivery then that later time will be taken to be the time of delivery of the Notice.
5. After hours Notices
If a Notice is given:
(a)after 5:00pm in the place of receipt; or
(b)on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9:00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.
6.Notices sent by more than one method of communication
If a Notice delivered or sent under this clause 26 is delivered or sent by more than one method, the Notice is taken to be given by the sender and received by the recipient whenever it is taken to be first received in accordance with clause 26.
7.Process service
Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 26 or in accordance with any applicable law.

27GST
1.Construction
In this clause 27:
(a)unless there is a contrary indication, words and expressions which are not defined in this document but which have a defined meaning in the GST Law have the same meaning as in the GST Law; and
(b)references to GST payable and input tax credit entitlements include:
(i)notional GST payable by, and notional input tax credit entitlements of the Commonwealth, a State or a Territory (including a government, government body, authority, agency or instrumentality of the Commonwealth, a State or a Territory); and
(ii)GST payable by, and the input tax credit entitlements of, the representative member of a GST Group of which the entity is a member.
2.Consideration GST-exclusive
Unless otherwise expressly stated, all consideration, whether monetary or non-monetary, payable or to be provided under or in connection with this document is exclusive of GST (GST-exclusive Consideration).

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3.Payment of GST
If GST is payable on any supply made by:
(a)a party; or
(b)an entity that is taken under the GST Law to make the supply by reason of the capacity in which a party acts (Supplier), under or in connection with this document, the recipient of the supply, or the party providing the consideration for the supply, must pay to the Supplier an amount equal to the GST payable on the supply.
4.Timing of GST payment
The amount referred to in clause 27.3 must be paid in addition to and at the same time and in the same manner (without any set-off or deduction) that the GST-exclusive Consideration for the supply is payable or to be provided.
5.Tax invoice
The Supplier must deliver a tax invoice or an adjustment note to the recipient of a taxable supply before the Supplier is entitled to payment of an amount under clause 27.3.
6.Adjustment event
If an adjustment event arises in respect of a supply made by a Supplier under or in connection with this document, any amount that is payable under clause 27.3 will be calculated or recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.
7.Reimbursements
(a)Where a party is required under or in connection with this document to pay for, reimburse or contribute to any expense, loss, liability or outgoing suffered or incurred by another party or indemnify another party in relation to such an expense, loss, liability or outgoing (Reimbursable Expense), the amount required to be paid, reimbursed or contributed by the first party will be reduced by the amount of any input tax credits to which the other party is entitled in respect of the Reimbursable Expense.
(b)This clause 27.7 does not limit the application of clause 27.3, if appropriate, to the Reimbursable Expense as reduced in accordance with clause 27.7(a).
8.No merger
This clause 27 does not merge on the completion, rescission or other termination of this document or on the transfer of any property supplied under this document.

28General

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1.Duty
The Buyer as between the parties is liable for and must pay, all Duty (including any fine, interest or penalty except where it arises from default by another party) payable or assessed on or in connection with the acquisition of the Sale Shares under this document.
2.Costs
Except as expressly stated otherwise in this document, each party must pay its own legal and other costs and expenses of:
(a)negotiating, preparing, executing and performing its obligations under this document; and
(b)any subsequent consent, agreement, approval, waiver or amendment relating to this document.
3.Amendment
This document may only be varied or replaced by a document executed by the parties.
4.Waiver and exercise of rights
(a)A failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this document by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this document
(b)A waiver given by a party under this document is only effective and binding on that party if it is given or confirmed in writing by that party.
(c)No waiver of a breach of a term of this document operates as a waiver of another breach of that term or of a breach of any other term of this document.
5.Rights cumulative
Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.
6.Consents
Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document in its absolute discretion and is not obliged to give its reasons for doing so. To be effective, such a consent must be in writing.
7.Further steps
Each party must promptly do, and procure that its employees and agents promptly do, whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

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8.Governing law and jurisdiction
(a)This document is governed by and is to be construed in accordance with the laws applicable in Western Australia.
(b)Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.
9.Assignment
(a)Subject to clause 28.9(c), a party must not assign, transfer or deal with any right under this document without the prior written consent of the other parties.
(b)Subject to clause 28.9(c), any purported dealing in breach of this clause is of no effect.
(c)The Buyer may, without the prior written consent of the Sellers, assign the benefit of, or grant an Encumbrance over, any of its rights (but not its obligations) under this document to any financier (or any security trustee or agent for any financier or similar representative) in respect of facilities made available to the Buyer for the purposes of financing the acquisition of the Sale Shares provided that:
(i)the Buyer must notify the Sellers’ Representative in writing of any assignment or Encumbrance;
(ii)no assignment or Encumbrance releases or relieves the Buyer or the Buyer’s Guarantor of or from any of their obligations or liabilities under this document (including the obligation to pay the Purchase Price), and the Buyer (and the Buyer’s Guarantor) remain fully liable for the performance of all of them; and
(iii)the Sellers are not, as a result of any such dealing, subject to any greater liability or obligation, or any reduced rights (including any rights of set-off), than they would have been had the dealing not occurred.
10.Liability
An obligation of two or more persons binds them jointly and severally, unless this document expressly provides otherwise.
11.Counterparts
(a)This document may be executed in any number of counterparts and by the parties on separate counterparts.
(b)Each counterpart constitutes an original of this document, and taken together constitute one document.
(c)A party may exchange any counterpart of this document by email.
12.Effect of execution
This document is not binding on any party unless it or a counterpart has been duly executed by each person named as a party to this document.

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13.Entire understanding
(a)To the extent permitted by law, this document contains the entire understanding between the parties as to the subject matter of this document including the sale and purchase of the Sale Shares.
(b)All previous negotiations, agreements, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.
(c)No oral explanation or information provided by any party to another:
(i)affects the meaning or interpretation of this document; or
(ii)constitutes any collateral agreement, warranty or understanding between any of the parties.
14.Relationship of parties
This document does not create a partnership, joint venture or agency relationship between the parties or otherwise merge a party's rights and obligations on completion of any transaction under the document.
15.Indemnities
(a)Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, Completion or expiration of this document.
(b)It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this document.
16.Withholding
(a)All payments to be made under this document must be made free and clear of all set-offs, deductions or withholdings unless the set-off, deduction or withholding is required or compelled by law.
(b)If any deduction, set-off or withholding is required or compelled by law to be made from a sum payable by any person under this document, then, to the extent permitted by law, the relevant payer must pay to the payee such additional amount as is required to ensure that the amount received by the payee will equal the full amount which would have been received by it had no such deduction, set-off or withholding been required to be made.
17.Continuing rights and obligations
All rights and obligations of a party which have not been exercised or performed at Completion are not extinguished or affected by Completion, unless those rights or obligations are specifically waived or released in writing by a document signed by all parties.

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18.Severance
To the extent a provision of this document is or becomes illegal, void or unenforceable, that provision (or the relevant part) will be severed, and the remainder of this document has full force and effect.
19.Group Companies
(a)The Company enters into this document for itself and as agent for each other Group Company and accepts the full benefit of any provisions which are expressed to be for the benefit of or in favour of a Group Company and holds the benefit of those provisions as trustee for them.
(b)The parties agree that each Group Company may enforce any such provisions as if they were a party to this document.
20.Electronic signature
Each party warrants that immediately prior to entering into this document, it has unconditionally consented to:
(a)the requirement for a signature under any law being met; and
(b)any other party to this document executing it,
by any method of electronic signature that other party uses (at that other party's discretion), including signing on an electronic device or by digital signature.
21.Electronic exchange
Without limitation, the parties agree that their communication of an offer or acceptance of this document, including exchanging counterparts, may be by any electronic method that evidences that party's execution of this document.

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Execution
Executed as an agreement

Sellers

Executed by Jakaluka Pty Ltd (ACN 097 334 042) in its capacity as trustee of the P Luscombe Family Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
Paul Brian Luscombe	/s/ Paul Brian Luscombe
Full name of signatory	Signature of sole director and sole company secretary

Executed by Shining Seas Investments Pty Ltd (ACN 669 683 345) in its capacity as trustee of the Elliott & Kylie Cross Family Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
Elloitt John Cross	/s/ Elliott John Cross
Full name of signatory	Signature of sole director and sole company secretary

Executed by P & L Jeffery Holdings Pty Ltd (ACN 601 703 324) in its capacity as trustee of the Jeffery Family Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
Paul Wayne Jeffery	/s/ Paul Wayne Jeffery
Full name of signatory	Signature of sole director and sole company secretary

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Company

Executed by Challenge Pumps Holdings Pty Ltd (ACN 141 441 376) in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Paul Wayne Jeffery	/s/ Paul Luscombe
Signature of director	Signature of company secretary/director
Paul Wayne Jeffery	Paul Luscmobe
Full name of above signatory	Full name of above signatory

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Buyer

Executed by Franklin Electric (Australia) Pty Ltd (ACN 055 492 647) in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Jonathan Mark Grandon	/s/ Vic Tannin
Signature of director	Signature of company secretary/director
Jonathan Mark Grandon	Vic Tannin
Full name of above signatory	Full name of above signatory

Buyer's Guarantor
FRANKLIN ELECTRIC CO., INC.
By: /s/ Jonathan Mark Grandon
Name: Jonathan Grandon
Title: CAO, General Counsel and Secretary

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